Exhibit 4.1
EXECUTION VERSION

CENVEO CORPORATION,
as Issuer,

the GUARANTORS named herein

and

THE BANK OF NEW YORK MELLON,
as Trustee and as Collateral Agent
________________________

INDENTURE
________________________
Dated as of June 26, 2014
6.000% Senior Priority Secured Notes due 2019

TABLE OF CONTENTS

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Schedule A           SCHEDULE OF GUARANTORS

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF GUARANTEE
Exhibit E	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Note:  This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

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INDENTURE dated as of June 26, 2014 among Cenveo Corporation, a Delaware corporation (the “Company”), the Guarantors (as defined herein) listed on Schedule A hereto, and The Bank of New York Mellon, a New York banking corporation, as trustee (together with its successors in such capacity, the “Trustee”) and as collateral agent (together with its successors in such capacity, the “Collateral Agent”).

The Company, the Guarantors, and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 6.000% Senior Priority Secured Notes due 2019 (the “Notes”).

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.	Definitions.

“144A Global Note” means the Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“ABL Agent” means Bank of America, N.A., in its capacity as the holder of the liens granted by the Company and the Guarantors to secure the ABL Obligations, and its successors in such capacity.

“ABL Facility” means the Credit Agreement, dated as of April 16, 2013, by and among the Company, the Parent Company, Bank of America, N.A., as administrative agent, issuing bank and swingline lender, and the other parties thereto, as the same may be amended, modified, supplemented, refinanced or replaced, in whole or in part, including any refinancing or replacement with one or more additional credit agreements, loan agreements, notes purchase agreements or indentures and whether with the same group of lenders or additional lenders.
“ABL Intercreditor Agreement” means the ABL Intercreditor Agreement, dated as of the Issue Date, by and among the ABL Agent, the Collateral Agent, the Company and the other parties thereto.

“ABL Obligations” means all Obligations under the ABL Facility secured by Liens permitted by clause (1) of the definition of “Permitted Liens” (other than any Obligations under such clause that the Company has elected to have secured by the Notes Priority Liens as Permitted Additional Pari Passu Obligations) and all Obligations with respect to cash management services and hedging arrangements that are secured by the security documents securing the ABL Facility (as more particularly described in the ABL Intercreditor Agreement).

“ABL Priority Collateral” means “ABL Collateral” as defined in the ABL Intercreditor Agreement.

“Acquired Debt” means, with respect to any specified Person:

(i)           Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(ii)           Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Notes” means, subject to the Company’s compliance with the provisions of Section 4.09 and 4.10, such additional Notes as the Company may issue under this Indenture on the same terms and conditions as the Notes being issued on the Issue Date except that such Notes shall accrue interest from the most recent interest payment date (or, if no interest has been paid, from the Issue Date).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Premium” means, as calculated by the Company, with respect to any Note on any applicable redemption date, the greater of:

(i)           1.0% of the then outstanding principal amount of such Note; and

(ii)           the excess of:

(a)           the present value at such redemption date of (i) the principal amount of such Note at February 1, 2019 plus (ii) all required interest that would accrue on such Note through February 1, 2019 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)           the then outstanding principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Asset Sale” means:

(i)           the sale, lease, conveyance or other disposition of any assets or rights, including sales and leasebacks, but excluding sales of inventory and equipment in the ordinary course of business consistent with past practices; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.06 and/or the provisions of Article 5 hereof and not by the provisions of Section 4.07; and

(ii)           the issuance of Equity Interests by any of the Parent Company’s Restricted Subsidiaries or the sale of Equity Interests in any of the Parent Company’s Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(i)           any single transaction or series of related transactions that  involves assets having a fair market value of less than $20 million;

(ii)           a transfer of assets between or among the Parent Company and its Restricted Subsidiaries;

(iii)           an issuance of Equity Interests by a Restricted Subsidiary to the Parent Company or to another Restricted Subsidiary;

(iv)           an Investment or Restricted Payment that is permitted under Section 4.08 hereof;

(v)           solely for purposes of Section 4.07, any Event of Loss that would otherwise constitute an Asset Sale; and

(vi)           the lease of any asset under an operating lease in the ordinary course of business.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

 “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Board of Directors” means the Board of Directors of the Company, or the Parent Company, as applicable, or any authorized committee of the Board of Directors.

“Business Day” means any day other than a Legal Holiday.

“Canadian Guarantors” means the Guarantors that are organized under the laws of Canada or any province or territory thereof.

“Canadian Security Agreement” means the pledge and security agreement, dated as of the Issue Date among the Collateral Agent and the Canadian Guarantors.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(i)           in the case of a corporation, corporate stock;

(ii)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(iii)           in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(iv)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(i)           United States dollars;

(ii)           (a) pounds sterling, euros or any national currency of any participating member state of the European Economic and Monetary Union; or (b) such local currencies held by the Parent Company or any Restricted Subsidiary from time to time in the ordinary course of business;

(iii)           securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of not more than twelve months from the date of acquisition;

(iv)           certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500 million in the case of United States banks and $100 million (or the United States dollar equivalent as of the date of determination) in the case of non- United States banks;

(v)           repurchase obligations for underlying securities of the types described in clauses (iii) and (iv) entered into with any financial institution meeting the qualifications specified in clause (iv) above;

(vi)           money market instruments, commercial paper or other short-term obligations rated at least A-2 or the equivalent thereof by Standard & Poor’s Ratings Services or at least P-2 or the equivalent thereof by Moody’s Investors Services, Inc. (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency);

(vii)           investments in money market funds subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended; and

(8)           investment funds investing 90% of their assets in securities of the types described in clauses (1) through (7) above.

“Change of Control” means the occurrence of any of the following:

(i)           the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

(ii)           the adoption of a plan relating to the liquidation or dissolution of the Company;

(iii)           the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of the Parent Company, measured by voting power rather than number of shares;

(iv)           the first day on which a majority of the members of the Board of Directors of the Parent Company are not Continuing Directors;

(v)           the Parent Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Parent Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Parent Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance; or

(vi)           the Company ceases to be a Wholly Owned Restricted Subsidiary of the Parent Company.

“Collateral” means all of the assets of the Company and the Guarantors, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any Notes Obligations (including proceeds and products thereof).

“Collateral Agent” means The Bank of New York Mellon, in its capacity as Collateral Agent under the Security Documents, together with its successors.

“Company” means Cenveo Corporation, a Delaware corporation, and any and all successors thereto.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, the following items:

(i)           cost savings believed in good faith by the Company to be probable based on actions taken prior to the Issue Date or that are expected to be taken within 12 months of the Issue Date in an aggregate amount for any period not to exceed 20% of Consolidated Cash Flow for such period (without giving effect to any increase pursuant to this clause (i)); plus

(ii)           provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(iii)           consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(iv)           any other Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(v)           depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(vi)           any amounts paid or payable to any employee or officer of such Person or any of its Restricted Subsidiaries in connection with the termination of the employment of such employee or officer, and the amount of any severance or other expenses associated with the termination of employees, in each case, to the extent that any such amounts or expenses were deducted in computing such Consolidated Net Income; plus

(vii)           any non-recurring fees, charges or other expenses made or incurred in connection with any actual or proposed Investment, asset sale, acquisition, recapitalization or issuance of Capital Stock or incurrence of Indebtedness or any amendment or modification of Indebtedness (including as a result of Statement of Financial Accounting Standards 141R), in each case, to the extent that any such fees, charges or other expenses were deducted in computing such Consolidated Net Income; plus

(viii)           non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; plus or minus

(ix)           any unusual, non-recurring or restructuring gains, charges or losses (including, without limitation, in connection with any acquisition or disposition of assets outside the ordinary course of business, any other Investment, any internal restructuring initiatives, any consolidation, shut-down or start-up of operations  and any financing or refinancing transaction) not excluded from such Consolidated Net Income for such period;

in each case, on a consolidated basis.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, provided that:

(i)           the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary thereof;

(ii)           solely for purposes of Section 4.08, the Net Income of any Restricted Subsidiary (other than the Company or a Subsidiary Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders;

(iii)           any write-downs with respect to, or losses on dispositions of, Subsidiaries and assets and all restructuring charges incurred by the Parent Company and the Restricted Subsidiaries, shall be excluded;

(iv)           non-recurring fees, expenses or charges (including integration charges and, without limitation, the write-off of deferred financing fees) incurred in connection with this offering, or any merger, acquisition or consolidation shall be excluded;

(v)           the cumulative effect of, or a change in accounting principles shall be excluded;

(vi)           stock-based compensation provision and gain and loss on early extinguishment of debt shall be excluded;

(vii)           the amortization or write-off of deferred financing fees shall be excluded; and

(viii)           any “mark-to-market” change in the carrying value of Equity Interests of any Person that is not consolidated with the Parent Company in the Parent Company’s financial statements in accordance with GAAP shall be excluded.

“Consolidated Senior Secured Debt Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Total Indebtedness of the Parent Company and its Restricted Subsidiaries on such date that is secured by Liens (other than any Junior Priority Obligations) plus, without duplication, the maximum amount of Indebtedness that would be permitted to be incurred on such date under (x) Section 4.09(b)(i) and (y) any Designated Permitted Additional Pari Passu Revolving Commitments to (b) Consolidated Cash Flow of the Parent Company and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.  In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness or issues or redeems preferred stock subsequent to the commencement of the period for which the Consolidated Senior Secured Debt Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Senior Secured Debt Ratio is made (the “Consolidated Senior Secured Debt Ratio Calculation Date”), then the Consolidated Senior Secured Debt Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period; provided, however, borrowings in the ordinary course of business under any revolving credit agreement shall not be given pro forma effect and shall be included in the calculation of the Consolidated Senior Secured Debt Ratio only to the extent such borrowings were actually outstanding on such date of determination.

In addition, for purposes of calculating the Consolidated Senior Secured Debt Ratio:

(i)           acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Consolidated Senior Secured Debt Ratio Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (ii) of the proviso set forth in the definition of “Consolidated Net Income”;

(ii)           if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Parent Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then the Consolidated Senior Secured Debt Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable four-quarter period;

(iii)           whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger or consolidation and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Parent Company and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the SEC, except that such pro forma calculations may include operating expense reductions for such period resulting from such transaction which is being given pro forma effect that have been realized or (A) for which the steps necessary for realization have been taken (or are taken concurrently with such transaction) or (B) with respect to any transactions, for which the steps necessary for realization are reasonably expected to be taken within the 12-month period following such transaction and, in each case, including, but not limited to, (a) reduction in personnel expenses, (b) reduction of costs related to administrative functions (c) reduction of costs related to leased or owned properties and (d) reductions from the consolidation of operations and streamlining of corporate overhead; and

(iv)           the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Consolidated Senior Secured Debt Ratio Calculation Date, including, but not limited to, divested operations EBITDA, shall be excluded.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (i) the aggregate amount of all outstanding Indebtedness of the Parent Company and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capital Lease Obligations and debt obligations evidenced by promissory notes and similar instruments and (ii) the aggregate amount of all outstanding Disqualified Stock of the Parent Company on a consolidated basis, with the amount of such Disqualified Stock equal to the greater of its voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP.  For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined reasonably and in good faith by the Company.  Any amount of Indebtedness in a currency other than United

States dollars will be converted to United States dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination determined in a manner consistent with that used in calculating Consolidated Cash Flow for the applicable period.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company or the Parent Company who:  (i) was a member of such Board of Directors on the Issue Date; or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors of the Parent Company at the time of such nomination or election.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 7 West, New York, New York 10286, Attention:  Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Noncash Consideration” means the fair market value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Designated Permitted Additional Pari Passu Revolving Commitments” means any revolving commitments pursuant to which Indebtedness constituting Permitted Additional Pari Passu Obligations may be incurred on a revolving basis that have been designated in an Officers’ Certificate delivered to the Trustee as “Designated Permitted Additional Pari Passu Revolving Commitments.”

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Parent Company or a Restricted Subsidiary to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Parent Company or such Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.08 hereof.

“Domestic Guarantor” means any Guarantor that is organized under the laws of any political subdivision of the United States.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any private or underwritten public offering of common stock of the Parent Company in which the gross proceeds to the Parent Company are at least $50 million.

“Event of Loss” means, with respect to any property or asset (tangible or intangible, real or personal) constituting Collateral, any of the following:

(i)           any loss, destruction or damage of such property or asset;

(ii)           any institution of any proceeding for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain;

(iii)           any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or

(iv)           any settlement in lieu of clauses (ii) or (iii) above.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Property” has the meaning set forth in the Canadian Security Agreement or the Security Agreement, as applicable.

“Excluded Subsidiary” means (a) any Subsidiary that is a not-for-profit organization, (b) any captive insurance company, (c) any Unrestricted Subsidiary and (d) any Subsidiary that, together with all other Subsidiaries that are then Excluded Subsidiaries pursuant to this clause (d), did not account for more than $5,000,000 of the Parent Company’s consolidated total assets as of the last day of the Parent Company’s most recently ended fiscal quarter for which internal financial statements are then available or more than $5,000,000 of the Parent Company’s consolidated revenue for the fiscal quarter ending on such date; provided that no such Subsidiary described in any of clauses (a) through (d) above shall be an Excluded

Subsidiary at any time that it is a guarantor of any Indebtedness of (i) the Parent Company, (ii) the Company or (iii) any Subsidiary Guarantor that is a Domestic Subsidiary.

“Existing Indebtedness” means Indebtedness of the Parent Company and its Restricted Subsidiaries in existence on the Issue Date.

“Existing Unsecured Notes” means the Company’s 11.50% Senior Notes due 2017 and 7.00% Exchangeable Senior Notes due 2017, in each case, outstanding on the Issue Date after giving effect to the application of proceeds of the Notes and the Junior Priority Notes as set forth under “Use of proceeds” in the Offering Memorandum.

“FATCA Withholding Tax” shall mean any withholding or deduction pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code or otherwise imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code (or any regulations or agreements thereunder or official interpretations thereof) or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement).

“Fixed Asset Priority Collateral” has the meaning set forth in the ABL Intercreditor Agreement.

 “Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period.  In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays or redeems any Indebtedness or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period; provided, however, borrowings in the ordinary course of business under any revolving credit agreement shall not be given pro forma effect and shall be included in the calculation of the Fixed Charge Coverage Ratio only to the extent such borrowings were actually outstanding during the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:  (i) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Fixed Charge Coverage Ratio Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (ii) of the proviso set forth in the definition of “Consolidated Net Income”; (ii) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Parent Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable four-quarter period; (iii) whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger or consolidation and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Parent Company and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the SEC, except that such pro forma calculations may include operating expense reductions for such period resulting from such transaction which is being given pro forma effect that have been realized or (A) for which the steps necessary for realization have been taken (or are taken concurrently with such transaction) or (B) with respect to any transactions, for which the steps necessary for realization are reasonably expected to be taken within the 12-month period following such transaction and, in each case, including, but not limited to, (a) reduction in personnel expenses, (b) reduction of costs related to administrative functions (c) reduction of costs related to leased or owned properties and (d) reductions from the consolidation of operations and streamlining of corporate overhead; (iv) if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness); (v) interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Parent Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP; (vi) interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period, and interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Parent Company may designate; (vii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Fixed Charge Coverage Ratio Calculation Date, shall be excluded; and (viii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Fixed Charge Coverage Ratio Calculation Date, shall be excluded.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:  (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments, if any, pursuant to Hedging Obligations; plus (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus (iv) cash dividend payments on any series of preferred stock or Disqualified Stock of such Person or any of its Restricted Subsidiaries.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b) or 2.06(d) hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Grantor” means the Company and each Guarantor.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means each of:  (i) the Parent Company, (ii) each Subsidiary Guarantor; and (iii) any other Subsidiary of the Parent Company that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:  (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies purchased or received by such Person in the ordinary course of business; and (iii) any commodity futures or option contract or other similar commodity hedging contract designed to protect such Person against fluctuations in commodity prices.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:  (i) borrowed money; (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (iii) banker’s acceptances; (iv) representing Capital Lease Obligations; (v) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or (vi) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. Notwithstanding anything in this Indenture to the contrary, the designation of Designated Permitted Additional Pari Passu Revolving Commitments as such shall be deemed to be an incurrence of Indebtedness (and Liens securing such Indebtedness) in the full amount of such Designated Permitted Additional Pari Passu Revolving Commitments solely at the time of such designation and any subsequent borrowing, repayment or reborrowing thereunder prior to the termination thereof shall be disregarded for all purposes of this Indenture (including, without limitation, for purposes of the definition of “Permitted Liens” hereunder).

The amount of any Indebtedness outstanding as of any date shall be:  (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to the Company or any Guarantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Company or any Guarantor or with respect to a material portion of its respective assets, (c) any liquidation, dissolution, reorganization or winding-up of the Company or any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company or any Guarantor.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Intercreditor Agreements” means the ABL Intercreditor Agreement and the Junior Priority Intercreditor Agreement.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that would be classified as investments on a balance sheet prepared in accordance with GAAP, excluding Hedging Obligations.  If the Parent Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Parent Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.08 hereof.  The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.08.  Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means June 26, 2014, the date of initial issuance of the Notes.

“Junior Priority Agent” means The Bank of New York Mellon, in its capacity as collateral agent for the holders of the Junior Priority Notes and any other Junior Priority Obligations, and its successors in such capacity pursuant to the Junior Priority Intercreditor Agreement.

“Junior Priority Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Issue Date, by and among the Junior Priority Agent, the ABL Agent, the Collateral Agent and the other parties thereto.

“Junior Priority Notes” means $250 million of the Company’s 8.500% Junior Priority Secured notes due 2022 issued on the Issue Date.

“Junior Priority Obligations” means all Obligations in respect of the Junior Priority Notes and any other Indebtedness that is in each case secured solely by Liens that are subordinated to the Liens securing the Notes Obligations pursuant to the Junior Priority Intercreditor Agreement.

“Legal Holiday” means a Saturday, Sunday or a day on which banking institutions in the City of New York, New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC or PPSA (or equivalent statutes) of any jurisdiction.

“Mortgaged Property” means (i) those Real Properties listed on Schedule 2.02 to the Perfection Certificate (as defined in the Security Agreement) which are designated to be encumbered by a Mortgage, (ii) any other Real Property having a fair market value (as reasonably determined by the Company) of $3,000,000 or greater acquired by the Company or any Guarantor after the Issue Date (or owned by any Person that becomes a Guarantor after the Issue Date at the time such Person becomes a Guarantor) that becomes subject to a Mortgage pursuant to Section 4.21(b) hereof and (iii) any other Real Property that becomes subject to a Mortgage after the Issue Date to secure the ABL Obligations.

“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(i)           any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(ii)           any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

“Net Loss Proceeds” means the aggregate cash proceeds received by the Company or any Guarantor in respect of any Event of Loss, including, without limitation, insurance proceeds (other than business interruption insurance proceeds), condemnation awards or damages awarded by any judgment, net of the direct cost in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), amounts required to be applied to the repayment of Indebtedness secured by any Permitted Lien on the asset or assets that were the subject of such Event of Loss (other than any Lien securing ABL Obligations and any Lien which does not rank prior to the Notes Priority Liens), and any taxes paid or payable as a result thereof.

“Net Proceeds” means the aggregate cash proceeds received by the Parent Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale (other than any Lien securing ABL Obligations and any Lien which does not rank prior to the Notes Priority Liens)  and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:  (i) as to which neither the Parent Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Non-U.S. Person” means a person who is not a U.S. Person.

“North American Subsidiary” means a Restricted Subsidiary formed under the laws of a state of the United States (including the District of Columbia), or under the laws of Canada or a province or territory of Canada.

“Note Custodian” means the Trustee, as custodian for DTC or any successor Depositary with respect to the Global Notes, or any successor entity thereto.

“Note Guarantee” means, individually and collectively, the guarantees given by the Guarantors pursuant to Article 10 hereof.

“Notes” has the meaning assigned to it in the preamble to this Indenture.

“Notes Obligations” means all Obligations of the Company and the Guarantors in respect of the Notes, the Note Guarantees and this Indenture.

“Notes Priority Liens” means all Liens in favor of the Collateral Agent on Collateral securing the Notes Obligations and any Permitted Additional Pari Passu Obligations.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness (including any such amounts that would have accrued but for the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed in such proceeding).

“Offering Memorandum” means the offering memorandum, dated June 19, 2014 relating to the offering of the Notes and the Junior Priority Notes, in each case, issued on the Issue Date.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person, or any Guarantor, as applicable.

“Officers’ Certificate” means a certificate signed on behalf of the Parent Company or the Company by two Officers, except as otherwise provided herein, of the Parent Company or the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Parent Company or the Company, who meet certain requirements of Section 13.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof.  The counsel may be an employee of or counsel to the Company (or any Guarantor, if applicable).

“Parent Company” means Cenveo, Inc., a Colorado corporation.

“Pari Passu Lien Agent” means the administrative agent, trustee or other Person that, in accordance with the documentation governing any Permitted Additional Pari Passu Obligations, is authorized to enter into the Intercreditor Agreements on behalf of the holders of such Permitted Additional Pari Passu Obligations, in its capacity as such.

“Participant” means, with respect to DTC, a Person who has an account with DTC.

“Permitted Additional Pari Passu Obligations” means obligations under any Additional Notes or other Indebtedness secured by the Notes Priority Liens that is in each case permitted by clause (1) of the definition of “Permitted Liens” (solely to the extent that the Company has elected to have the Indebtedness secured by such Liens treated as “Permitted Additional Pari Passu Obligations” rather than ABL Obligations),  clause (2) of the definition of “Permitted Liens” or, to the extent relating to a refinancing of Indebtedness secured by Liens permitted by clause (2) or clause (30) of the definition of “Permitted Liens,” clause (29) of the definition of “Permitted Liens”; provided that (i) except in the case of Additional Notes, the Pari Passu Lien Agent for such Permitted Additional Pari Passu Obligations executes a joinder agreement to the Security Agreement in the form attached thereto, agreeing to be bound thereby and by the Intercreditor Agreements and pursuant to which such Pari Passu Lien Agent appoints the Collateral Agent to act on behalf of the holders of such Permitted Additional Pari Passu Obligations, and (ii) the Company has designated such Indebtedness as “Permitted Additional Pari Passu Obligations” under the Intercreditor Agreements and any applicable Security Documents.

“Permitted Businesses” means the printing business generally including the business conducted by the Parent Company and its Subsidiaries as of the Issue Date and any other business or businesses ancillary, complementary or related thereto.

“Permitted Investments” means:

(1)           any Investment in the Parent Company or in a Restricted Subsidiary;

(2)           any Investment in Cash Equivalents;

(3)           any Investment by the Parent Company or any Restricted Subsidiary in a Person if as a result of such Investment:

(a)           such Person becomes a Restricted Subsidiary; or

(b)           such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Parent Company or a Restricted Subsidiary;

(4)           any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.07 hereof;

(5)           Investments existing as of the Issue Date;

(6)           any acquisition of assets solely in exchange for the issuance of Equity Interests of the Parent Company;

(7)           accounts receivable, endorsements for collection, deposits or similar Investments arising in the ordinary course of business;

(8)           any acquisition by the Parent Company or a Restricted Subsidiary of assets of a Permitted Business or assets to be used in a Permitted Business;

(9)           stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Parent Company or any Subsidiary or in satisfaction of judgments;

(10)           the acceptance of notes payable from and loans and advances to officers, directors and employees of the Parent Company or its Subsidiaries in payment for the purchase of Capital Stock;

(11)           any other Investment acquired by the Parent Company or any of its Restricted Subsidiaries;

(a)           in exchange for any other Investment or accounts receivable held by the Parent Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable (including any trade creditor or customer); or

(b)           as a result of a foreclosure by the Parent Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(12)           Hedging Obligations permitted under clause (b)(vii) of Section 4.09;

(13)           guarantees of Indebtedness permitted under Section 4.09;

(14)           Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(15)           advances to, or guarantees of Indebtedness of, employees not in excess of $5 million outstanding at any one time, in the aggregate;

(16)           loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;

(17)           advances, loans or extensions of trade credit in the ordinary course of business by the Parent Company or any of its Restricted Subsidiaries;

(18)           Investments consisting of purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(19)           prepayments and other credits to suppliers made in the ordinary course of business; and

(20)           any other investment in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (20) since the Issue Date and existing at the time such Investment was made, did not exceed $50 million.

“Permitted Liens” means:

(1)           Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to Section 4.09(b)(i); provided that such Liens under this clause (1) are subject to the provisions of the ABL Intercreditor Agreement and the Junior Priority Intercreditor Agreement;

(2)           Liens on the Collateral incurred to secure Permitted Additional Pari Passu Obligations so long as, at the time of incurrence and after giving pro forma effect thereto and to the granting of Liens in connection therewith, the Consolidated Senior Secured Debt Ratio would be no greater than 4.0 to 1.0; provided that such Liens are subject to the provisions of the ABL Intercreditor Agreement and the Junior Priority Intercreditor Agreement applicable to the holders of Notes Obligations;

(3)           Liens in favor of the Company or the Guarantors;

(4)           Liens on the Collateral securing the Junior Priority Notes and any other Indebtedness incurred in compliance with Section 4.09 so long as such Indebtedness constitutes Junior Priority Obligations;

(5)           Liens on property (including, without limitation, Capital Stock) of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Parent Company or any Restricted Subsidiary, provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those of the Person acquired or merged into or consolidated with the Parent Company or the Restricted Subsidiary;

(6)           Liens on property (including, without limitation, Capital Stock) existing at the time of acquisition thereof by the Parent Company or any Restricted Subsidiary, provided that such Liens were in existence prior to the contemplation of such acquisition;

(7)           Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(8)           Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(iv) hereof covering only the assets acquired with such Indebtedness;

(9)           Liens existing on the Issue Date (other than Liens described in clauses (1), (4) and (30) of this definition);

(10)           Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(11)           Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, old age pension or public liability obligations or to secure the payment or performance of bids, tenders, statutory or regulatory obligations, surety, stay, or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(12)           easements, rights-of-way, restrictions, defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Subsidiaries;

(13)           purchase money liens (including extensions and renewals thereof);

(14)           Liens securing reimbursement obligations with respect to letters of credit which encumber only documents and other property relating to such letters of credit and the products and proceeds thereof;

(15)           judgment and attachment Liens not giving rise to an Event of Default;

(16)           Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements;

(17)           Liens arising out of consignment or similar arrangements for the sale of goods;

(18)           any interest or title of a lessor in property subject to any Capital Lease Obligation or operating lease;

(19)           statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, construction and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceedings, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(20)           Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(21)           Liens securing Hedging Obligations that are otherwise permitted under this Indenture; provided that such Liens are subject to the provisions of the ABL Intercreditor Agreement;

(22)           leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries;

(23)           Liens arising from filing UCC or PPSA financing statements regarding leases;

(24)           Liens in favor of collecting or payer banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Parent Company or any Subsidiary on deposit with or in possession of such bank;

(25)           Liens to secure Non-Recourse Debt;

(26)           Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(27)           Liens (i) of a collection bank arising under the UCC or PPSA on items in the course of collection, (ii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other commodity or brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(28)           any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture of similar agreement;

(29)           Liens to secure any Permitted Refinancing Indebtedness (or successive Permitted Refinancing Indebtedness) which refinances as a whole, or in part, any Indebtedness secured by any Lien referred to in the foregoing clauses (2), (5), (6), (8), (9), (13) and (30); provided, however, that:

(a)           such new Lien shall be limited to all or part of the same property that secured or, under the written agreements pursuant to which the original Lien arose, would have secured the original Lien (plus improvements and accessions to or on such property or proceeds or distributions thereof) and

(b)           the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of:

(i)           the outstanding principal amount (or, in the case of a refinancing of Designated Permitted Additional Pari Passu Revolving Commitments, if greater, committed amount) of the Indebtedness secured by Liens described under clause (2), (5), (6), (8), (9), (13) or (30), as applicable, at the time the original Lien became a Permitted Lien under this Indenture and

(ii)           an amount necessary to pay any fees and expenses, including, without limitation, accrued interest and  premiums, related to such Permitted Refinancing Indebtedness;

(30)           Liens on the Collateral granted under the Security Documents in favor of the Collateral Agent to secure the Notes (other than Additional Notes) and the Note Guarantees;

(31)           Liens in favor of credit card processors granted in the ordinary course of business;

(32)           Liens in favor of the Trustee or the Collateral Agent on all money or property held or collected by the Trustee or the Collateral Agent (except money or property held in trust to pay principal or interest on the Notes), to secure the payment of fees, costs, expenses and indemnification obligations payable to the Trustee or the Collateral Agent pursuant to the terms of this Indenture;

(33)           Liens on property of any Unrestricted Subsidiary that becomes a Restricted Subsidiary pursuant to the terms of this Indenture; provided that such Liens (x) were in existence prior to the contemplation of such conversion, (y) do not extend to any assets other than the assets of such Unrestricted Subsidiary and (z) do not secure Indebtedness; and

(34)           Liens not otherwise permitted by clauses (1) through (33) that are incurred in the ordinary course of business of the Parent Company or any Restricted Subsidiary of the Parent Company with respect to obligations that do not exceed $25 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness (which may include, for the avoidance of doubt, Indebtedness outstanding under any Designated Permitted Additional Pari Passu Revolving Commitments) of the Parent Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, discharge or refund other Indebtedness of the Parent Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(i)           the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable) (or, if greater in the case of Designated Permitted Additional Pari Passu Revolving Commitments, committed amount), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased, discharged or refunded (plus the amount of reasonable expenses incurred in connection therewith including premiums paid, if any, to the holder thereof);

(ii)           such Permitted Refinancing Indebtedness has a final maturity date either no earlier than the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded or no earlier than 91 days following the maturity of the Notes, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded;

(iii)           if the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded; and

(iv)           such Indebtedness is incurred either by the Company, a Guarantor or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded.

“Person” means any individual, corporation, company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

“PPSA” means the Personal Property Security Act (Ontario) and the regulations thereunder; provided, however, if validity, perfection and effect of perfection and non-perfection of the Collateral Agent’s Lien on any Collateral are governed by the personal property security laws of any Canadian jurisdiction other than Ontario, PPSA shall mean those personal property security laws (including the Civil Code of Quebec) in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.

“Principals” means the officers and directors of the Parent Company on the Issue Date, their Affiliates (as such term is defined under the Exchange Act) and the Parent Company’s and Company’s Employee Stock Ownership Plan and Trust.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Real Property” shall mean, collectively, all real property that is owned by, or subject to a ground lease in favor of, the Company or any Guarantor, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures, and rights incidental thereto.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Related Party” with respect to any Principal means (i) any controlling shareholder, 80% or more owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal; or (ii) any trust, corporation, partnership or other entity, the beneficiaries, shareholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (i).

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day restricted period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Parent Company that is not an Unrestricted Subsidiary.  The Company shall at all times be deemed to be a Restricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Secured Parties” has the meaning provided in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the pledge and security agreement, dated as of the Issue Date among the Collateral Agent, the Company and the Domestic Guarantors.

“Security Documents” means the Security Agreement, the Canadian Security Agreement, any mortgages, the Intercreditor Agreements and all of the security agreements, pledges, collateral assignments, deeds of trust, trust deeds or other instruments evidencing or creating or purporting to create any security interests in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders of the Notes and the holders of any Permitted Additional Pari Passu Obligations, in all or any portion of the Collateral, as amended, modified, restated, supplemented or replaced from time to time.

 “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Specified Indebtedness” means all Indebtedness that is subordinated to the Notes or the Note Guarantees, all Junior Priority Obligations, the Existing Unsecured Notes and any Permitted Refinancing Indebtedness in respect of the foregoing.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person:  (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof). Unless specified otherwise, all references to “Subsidiary” in this Indenture shall refer to a Subsidiary of the Parent Company.

“Subsidiary Guarantor” means any Restricted Subsidiary (other than the Company) that shall have guaranteed, pursuant to this Indenture or a supplemental indenture and the requirements therefor set forth in this Indenture, the payment of all principal of, and interest and premium, if any, on the Notes and all other amounts payable under the Notes or this Indenture.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

“Treasury Rate” means, as obtained by the Company, with respect to the Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) (a “Statistical Release”) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to February 1, 2019; provided, however, that if the period from such redemption date to February 1, 2019 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“UCC” means the Uniform Commercial Code of New York (or other applicable jurisdiction).

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Parent Company (other than the Company or a direct or indirect parent company of the Company) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary:

(i)           has no Indebtedness other than Non-Recourse Debt;

(ii)           is not a party to any agreement, contract, arrangement or understanding with the Parent Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Parent Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent Company;

(iii)           is a Person with respect to which neither the Parent Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(iv)           does not guarantee or otherwise directly or indirectly provide credit support for any Indebtedness of the Parent Company or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of the Parent Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.08 hereof.  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Parent Company shall be in default of such covenant.  The Board of Directors of the Parent Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (ii) no Default or Event of Default would be in existence following such designation.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:  (i) the sum of the products of (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, and (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; and (ii) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.02.	Other Definitions.

Term	Defined in Section

Term	Defined in Section
“Affiliate Transaction”	4.12
“Base Currency”	13.17
“Change of Control Offer”	4.06
“Change of Control Payment”	4.06
“Change of Control Payment Date”	4.06
“Consolidated Senior Secured Debt Ratio Calculation Date”	1.01
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“First Currency”	13.18
“Fixed Charge Coverage Ratio Calculation Date”	1.01
“incur”	4.09
“judgment currency”	13.17
“Legal Defeasance”	8.02
“Mortgage”	4.21
“Offer”	3.09
“Offer Amount”	3.09
“Offer Period”	3.09
“Other Debt”	4.07
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.09
“Purchase Date”	3.09
“Registrar”	2.03
“Restricted Payments”	4.08

SECTION 1.03.	Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes and the Note Guarantees;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee;

“obligor” on the Notes means the Company or any Guarantor and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.	Rules of Construction.

Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii) “or” is not exclusive;

(iv) words in the singular include the plural, and in the plural include the singular;

(v) provisions apply to successive events and transactions; and

(vi) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

THE NOTES

SECTION 2.01.	Form and Dating.

The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.  The notation on each Note relating to the Note Guarantees shall be substantially in the form set forth on Exhibit D, which is a part of this Indenture.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000.

The terms and provisions contained in the Notes (including the Note Guarantees) shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend and the “Schedule of Exchanges in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

SECTION 2.02.	Execution and Authentication.

Two Officers shall sign the Notes for the Company by manual or facsimile signature.  The Company’s seal shall be reproduced on the Notes and may be in facsimile form.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Notes, with the Note Guarantees endorsed thereon, for original issue (i) on the Issue Date, in an aggregate principal amount of $540,000,000 and (ii) subject to compliance with Section 4.09 and 4.10, from time to time after the Issue Date in the principal amount set forth in the applicable written order of the Company.  The aggregate principal amount of the Notes and the Additional Notes that may be issued under this Indenture is unlimited subject to compliance with Section 4.09 and Section 4.10.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03.	Registrar and Paying Agent.

The Company and the Guarantors shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  The Trustee will initially act as Paying Agent and Registrar for the Notes.  The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes, or the Company or any of its Subsidiaries or the Parent Company may act as Paying Agent or Registrar.  If the

Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of the Guarantors may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04.	Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Notes, and will notify the Trustee in writing of any default by the Company or the Guarantors in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Guarantor) shall have no further liability for the money.  If the Company or a Guarantor acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.	Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a).  If the Trustee is not the Registrar, the Company and/or the Guarantors shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company and the Guarantors shall otherwise comply with TIA Section 312(a).

SECTION 2.06.	Transfer and Exchange.

(a) Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee.  Upon the occurrence of either of the preceding events in (i) or (ii) above, and upon the surrender by the Depositary of the Global Notes, Definitive Notes (accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors) shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.11 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.07 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser in a resale pursuant to Rule 144A).  Beneficial interests in any Unrestricted Global Note may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests in a Global Note other than a transfer of a beneficial interest in a Global Note to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Note, the transferor of such beneficial interest must deliver to the Registrar either (A) (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of clause (ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of clause (ii) above and:

(A) Reserved];

(B) [Reserved];

(C) [Reserved]; or

(D) the Registrar receives the following:

(i)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

(ii)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

(iii)           in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private

Placement Legend are not required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes (accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors) in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof.

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note (accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors) in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) [Reserved].

(iii) Notwithstanding Section 2.06(c)(i) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) [Reserved];

(B) [Reserved];

(C) [Reserved]; or

(D) the Registrar receives the following:

(1)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof;

(2)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

(iv) If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note (accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors) in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.  A beneficial interest in an Unrestricted Global Note cannot be exchanged for a Definitive Note bearing the Private Placement Legend or transferred to a Person who takes delivery thereof in the form of a Definitive Note bearing the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(A) thereof;

(E) if such Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

(F) if such Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(B) thereof.

(ii) A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) [Reserved];

(B) [Reserved];

(C) [Reserved]; or

(D) the Registrar receives the following:

(i)           if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof;

(ii)           if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

(iii)           in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Definitive Notes are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes (accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors) in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraphs (ii)(D) or (iii) above.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.06(e).

(i) Restricted Definitive Notes may be transferred to and registered in the name of Persons who take delivery thereof if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii) Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) [Reserved];

(B) [Reserved];

(C) [Reserved]; or

(D) the Registrar receives the following:

(i)           if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

(ii)           if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

(iii)           in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

(iii) A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request for such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.  Unrestricted Definitive Notes cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Note.

(f) [Reserved]

(g) Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE

“SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR, IN THE CASE OF RULE 144A NOTES, AND 40 DAYS, IN THE CASE OF REGULATION S NOTES, AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION

OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (1) PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (2) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S.  PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

CANADIAN RESALES LEGEND

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) JUNE 26, 2014 AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE

REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h) Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes (in each case, accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors) upon the Company’s order or at the Registrar’s request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.06, 4.07, 4.19 and 9.05 hereof).

(iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes (in each case, accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors) issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company and the Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Company shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of mailing of notice of redemption and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii) The Trustee shall authenticate Global Notes and Definitive Notes (in each case, accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors) in accordance with the provisions of Section 2.02 hereof.

(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a transfer or exchange may be submitted by facsimile.

(ix) Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07.	Replacement Notes.

If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note (accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors) if the Trustee’s requirements are met.  An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Guarantors, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and the Guarantors and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.	Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.	Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, by any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.10.	Temporary Notes.

Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes (accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors) upon a written order of the Company signed by two Officers of the Company.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes (accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors) in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.	Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall, in accordance with its customary procedures, cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall upon written request confirm in writing to the Company which Notes have been cancelled by the Trustee.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.	Defaulted Interest.

If either the Company or any Guarantor defaults in a payment of interest on the Notes, it or they (to the extent of their obligations under the Note Guarantees) shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.	CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

SECTION 2.14.	[Reserved].

SECTION 2.15.	Issuance of Additional Notes.

The Company shall be entitled, without the consent of the Holders, to issue Additional Notes under this Indenture in an unlimited principal amount which shall have substantially identical terms as the Notes, other than with respect to the date of issuance, issue price and amount of interest payable on the first payment date applicable thereto; provided that such issuance is not prohibited by Section 4.09 or 4.10.  The Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors (or a duly appointed committee thereof) and in an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1)           the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2)           the issue price and the issue date of such Additional Notes and the amount of interest payable on the first payment date applicable thereto; and

(3)           whether such Additional Notes shall be transfer restricted securities or shall be registered securities.

ARTICLE 3

REDEMPTION AND PREPAYMENT

SECTION 3.01.	Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 35 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.  Such notice shall be given at least 45 days prior to the redemption date in the event the Company desires that the Trustee give notice of redemption to the holders of the Notes as more particularly set forth in Section 3.03.

SECTION 3.02.	Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate (or as otherwise required by the rules and procedures of DTC).

No Notes of $2,000 or less shall be redeemed in part.  Notices of redemption shall be mailed by first class mail (or transmitted otherwise in accordance with the procedures of DTC) at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address.  Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note.  Notes called for redemption become due on the date fixed for redemption.  On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

SECTION 3.03.	Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail (or transmitted otherwise in accordance with the procedures of the Depositary), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed (including CUSIP numbers) and shall state:

(a) the redemption date;

(b) the redemption price;

(c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, or such shorter period as shall be reasonably acceptable to the Trustee, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph and containing a copy of the text of the notice to the Holders.

SECTION 3.04.	Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  A notice of redemption may not be conditional.

SECTION 3.05.	Deposit of Redemption Price.

One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption.  If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06.	Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note (accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors) equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.	Optional Redemption.

Except as provided below, the Notes may not be redeemed prior to their final maturity at the Company’s option.

(a) The Notes may be redeemed, in whole or in part, at any time on or after February 1, 2019, at the option of the Company, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to but not including the applicable redemption date.

(b) Prior to February 1, 2019, the Notes may be redeemed, in whole or in part, at the option of the Company, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(c) In addition, prior to August 1, 2017, the Company may at its option on any one or more occasions redeem the Notes (including Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (including Additional Notes, if any) originally issued under this Indenture at a redemption price of 106.000% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(i)  at least 65% of such aggregate principal amount of the Notes (including Additional Notes, if any) originally issued under this Indenture remains outstanding immediately after the occurrence of such redemption (other than Notes held directly or indirectly by the Parent Company, the Company and its Affiliates); and

(ii) each such redemption must occur within 90 days of the date of the closing of such Equity Offering.

(d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08.	Mandatory Redemption.

The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09.	Offer to Purchase by Application of Net Proceeds.

In the event that, pursuant to Section 4.07 or 4.19 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an “Offer”), it shall follow the procedures specified below.

The Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”).  Promptly after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the principal amount of Notes and Permitted Additional Pari Passu Obligations required to be purchased pursuant to Section 4.07 or 4.19, as the case may be, hereof (the “Offer Amount”) or, if less than the Offer Amount of Notes and Permitted Additional Pari Passu Obligations have been tendered, all Notes tendered in response to the Offer.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer.

Upon the commencement of an Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer.  The Offer shall be made to all Holders.  The notice, which shall govern the terms of the Offer, shall state:

(a) that the Offer is being made pursuant to this Section 3.09 and Section 4.07 or 4.19, as the case may be, hereof and the length of time the Offer shall remain open;

(b) the Offer Amount, the purchase price and the Purchase Date and, if the Company or any Restricted Subsidiary is required to and does make an offer to holders of Other Debt or Permitted Additional Pari Passu Obligations as contemplated by clause (c) of the second paragraph of Section 4.07 or clause (c) of Section 4.19, as the case may be, the notice shall state that fact, that the Offer Amount will be reduced to the extent that the aggregate amount of Notes and Other Debt or Permitted Additional Pari Passu Obligations required to be purchased pursuant to such other Offer exceeds the Offer Amount so that the Notes and such Other Debt or Permitted Additional Pari Passu Obligations are purchased on a pro rata basis (subject to clause (h) below), and that the amount of such reduction will not be known until the expiration of such other offer, which shall not be later than the expiration of the Offer Period;

(c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

(d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Offer shall cease to accrete or accrue interest after the Purchase Date;

(e) that Holders electing to have a Note purchased pursuant to an Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

(f) that Holders electing to have a Note purchased pursuant to any Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or $1,000 integral multiples thereof, shall be purchased); and

(i) that Holders whose Notes were purchased only in part shall be issued new Notes (accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors) equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary to comply with clauses (b) and (h) above, the Offer Amount of Notes or portions thereof tendered pursuant to the Offer and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09.  The Company, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note (in each case, accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors), and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company shall publicly announce the results of the Offer on the Purchase Date.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to clause (c) above.  To the extent that the provisions of any securities laws or regulations conflict with this Section 3.09, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of such compliance.

SECTION 3.10.	Other Acquisitions of Notes.

Notwithstanding any provision to the contrary contained herein, the Company may acquire Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.

ARTICLE 4

COVENANTS

SECTION 4.01.	Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or any Guarantor thereof, holds as of 10:00 a.m.  Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.	Maintenance of Office or Agency.

The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company or the Guarantors in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in location of any such other office or agency.

The Company hereby designates the office of The Bank of New York Mellon, as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03.	Compliance Certificate.

(a) The Company and the Guarantors shall deliver to the Trustee, within 90 days after the end of the fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company or such Guarantor, as the case may be, has kept, observed, performed and fulfilled its obligations under this Indenture and the Note Guarantees, respectively, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company or such Guarantor, as the case may be, has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company or such Guarantor, as the case may be, is taking or proposes to take with respect thereto).

(b) Each of the Company and the Guarantors shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer of the Company or any Guarantor becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.04.	Taxes.

The Parent Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.05.	Stay, Extension and Usury Laws.

Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the

Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.06.	Change of Control.

(a) If a Change of Control occurs, unless the Company has exercised its right to redeem all outstanding Notes pursuant to Section 3.07, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof (provided, however, that no Notes will be purchased in part if such Notes would have a remaining principal amount of less than $2,000) of that Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”).  In the Change of Control Offer, the Company will offer a “Change of Control Payment” in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase.

(b) Within 30 days following any Change of Control, the Company (or at the request of the Company, the Trustee) shall send, by first-class mail or delivered in accordance with the applicable procedures of the Depositary for the Notes, with a copy to the Trustee, to each Holder at such Holder’s address appearing in the note register, a notice stating:

(i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to Section 4.06 of this Indenture and that all Notes properly tendered pursuant to the Change of Control Offer will be accepted for payment;

(ii) the Change of Control Payment and the repurchase date (the “Change of Control Payment Date”), which date shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered;

(iii) the circumstances giving rise to the Change of Control;

(iv) the procedures that Holders must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment; and

(v) that on and after the Change of Control Payment Date, interest shall cease to accrue on the Notes or portions of the Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent the provisions of any securities laws are inconsistent with the terms of this Indenture, the Company will not be deemed to have breached this covenant by complying with such laws.

(c) On the Change of Control Payment Date, the Company will, to the extent lawful:

(i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

(d) The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount that is a multiple of $1,000 and at least $2,000.

(e) The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f) The provisions described in this Section 4.06 that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of this Indenture are applicable.

(g) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.07.	Asset Sales.

The Parent Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(a) the Parent Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets or Equity Interests issued or sold or otherwise disposed of;

(b) at least 75% of the Net Proceeds received by the Parent Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents.  For purposes of this provision, each of the following shall be deemed to be cash:

(i) any liabilities (as shown on the Parent Company’s or such Restricted Subsidiary’s most recent balance sheet), of the Parent Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Parent Company or such Restricted Subsidiary from further liability;

(ii) any securities, notes or other obligations received by the Parent Company or any such Restricted Subsidiary from such transferee that are converted by the Parent Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) within 180 days following the closing of such Asset Sale; and

(iii) any Designated Noncash Consideration received by the Parent Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Board of Directors of the Parent Company), taken together with all other Designated Noncash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of (A) $75 million and (B) five percent (5%) of the total assets of the Parent Company and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Parent Company and determined in accordance with GAAP (with the fair market value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value), shall be deemed to be cash for purposes of this paragraph and for no other purpose; and

(c) If such Asset Sale involves the disposition of Collateral, the Parent Company or such Subsidiary has complied with the provisions of this Indenture and the Security Documents.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Parent Company or a Restricted Subsidiary must apply such Net Proceeds:

(a)           to be reinvested in the business of the Parent Company or a Restricted Subsidiary and to the extent that the assets that were the subject of such Asset Sale constituted Collateral such replacement assets shall be required to constitute Collateral; provided that if the Parent Company or a Restricted Subsidiary enters into a binding agreement to acquire such assets within such 360 day period, such Net Proceeds shall be deemed to have been applied pursuant to this clause (a) so long as such Net Proceeds are applied to acquire such assets within 180 days following such 360th day;

(b)           in the case of an Asset Sale involving ABL Priority Collateral, to repay ABL Obligations (and, in the case of ABL Obligations that are revolving obligations, permanently reduce the commitments with respect thereto); or

(c)           to make an offer to purchase the Notes at 100% of principal amount, plus accrued and unpaid interest, if any, and if applicable, (x) in the case of Net Proceeds from Collateral, to make an offer to the holders of other Permitted Additional Pari Passu Obligations and (y) in the case of any other Net Proceeds, to make an offer to the holders of other Indebtedness of the Company that ranks pari passu with the Notes (the “Other Debt”), in either case (x) and (y) that by its terms requires the Parent Company or any of its Restricted Subsidiaries to make an offer to purchase such Permitted Additional Pari Passu Obligations or Other Debt, as applicable, upon consummation of an Asset Sale, to purchase such Permitted Additional Pari Passu Obligations or Other Debt, as applicable, on a pro rata basis with the Notes in accordance with Section 3.09.

Any Net Proceeds that remain following compliance by the Company with its obligations set forth in the second paragraph of this Section 4.07 may be used for any purpose not otherwise prohibited by this Indenture.

Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings.

SECTION 4.08.	Restricted Payments.

The Parent Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(a) declare or pay any dividend or make any other payment or distribution on account of the Parent Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Parent Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Parent Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Parent Company or to the Parent Company or a Restricted Subsidiary);

(b) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Parent Company) any Equity Interests of the Parent Company or any direct or indirect parent of the Parent Company or any Restricted Subsidiary (other than any such Equity Interests owned by the Parent Company or any Restricted Subsidiary);

(c) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Specified Indebtedness (other than any Specified Indebtedness owing to the Parent Company or a Restricted Subsidiary), except a payment of principal (or purchase, redemption, defeasance or other acquisition or retirement for value) within one year of the Stated Maturity thereof; or

(d) make any Restricted Investment (all such payments and other actions set forth in clauses (a) through (d) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(ii) the Parent Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-quarter period for which internal financial statements are available, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and

(iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) of the next succeeding paragraph), is less than the sum, without duplication, of:

(A) 50% of the Consolidated Net Income (or, in each case such Consolidated Net Income is a deficit, minus 100% of such deficit) of the Parent Company since the first day of the fiscal quarter following the fiscal quarter in which the Issue Date occurs, plus

(B) the aggregate net cash proceeds received by the Parent Company after the Issue Date from the sale of Equity Interests or any Indebtedness that is convertible into Capital Stock (other than Disqualified Stock) of the Parent Company or any direct or indirect parent of the Parent Company and has been so converted, plus

(C) the aggregate cash and the fair market value, as determined in good faith by the Board of Directors of the Parent Company, of property and marketable securities received by the Parent Company as capital contributions on and after the Issue Date, plus

(D) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Board of Directors of the Parent Company, of property and marketable securities, in each case, received on and after the Issue Date by means of (A) the sale or other disposition (other than of the Parent Company or a Restricted Subsidiary) of Restricted Investments made by the Parent Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Parent Company or its Restricted Subsidiaries and repayments of loan advances which constitute Restricted Investments by the Parent Company or its Restricted Subsidiaries or (B) the sale (other than to the Parent Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than, in each case, to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary, plus

(E) the lesser of (x) the fair market value of the Parent Company’s and its Restricted Subsidiaries’ Investments in any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary at the time of such redesignation and (y) the amount of such Investments that were treated as Restricted Investments, plus

(F) $50 million.

(e) So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(i) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or the giving of the redemption notice, as the case may be, if at the date of declaration or notice, such dividend or redemption payment would have complied with the provisions of this Indenture (provided that the date of such declaration or notice shall be treated as the date on which such Restricted Payment shall have been made);

(ii) the repurchase, redemption, defeasance, retirement or other acquisition of any Specified Indebtedness or of any Equity Interests of the Parent Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Parent Company) of, Equity Interests (other than Disqualified Stock) of the Parent Company or Equity Interests of any direct or indirect parent company of the Parent Company (to the extent such net cash proceeds are contributed to the Parent Company);

(iii) the redemption, repurchase, defeasance, retirement or other acquisition of Specified Indebtedness in exchange for, or with the net cash proceeds from an incurrence of, Permitted Refinancing Indebtedness;

(iv) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary to the holders of any class of its Equity Interests on a pro rata basis;

(v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent Company or any Restricted Subsidiary held by any member of the Parent Company’s (or any of its Subsidiaries’) management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $10 million in any calendar year (with unused amounts in any calendar year being carried over to the next succeeding year, not to exceed an aggregate of $20 million in any calendar year);

(vi) the repurchase of Equity Interests deemed to occur (x) upon the exercise of stock options, warrants or other securities convertible or exchangeable into Equity Interests to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or other securities convertible or exchangeable into Equity Interests or are surrendered to the Parent Company or any Restricted Subsidiary in satisfaction of the obligation of the holder thereof to pay withholding or other taxes or (y) upon the vesting or settlement of Equity

Interests to the extent such Equity Interests are surrendered to the Parent Company or any Restricted Subsidiary in satisfaction of the obligation of the holder thereof to pay withholding or other taxes;

(vii) in the event of a Change of Control, the payment, purchase, redemption, defeasance or other acquisition or retirement of any Specified Indebtedness, in each case, at a purchase price not greater than 101% (unless such excess amount is an otherwise permitted Restricted Payment) of the principal amount of such Specified Indebtedness, plus any accrued and unpaid interest thereon to the date of purchase; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company or such Guarantor (or a third-party to the extent permitted by this Indenture) shall have made a Change of Control Offer as a result of such Change of Control and shall have repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer;

(viii) in the event the Company has made an offer to purchase Notes pursuant to (x) clause (c) of the second paragraph of Section 4.07 with any Net Proceeds or (y) Section 4.19(c) with any Net Loss Proceeds, the payment, purchase, redemption, defeasance or other acquisition or retirement of any Specified Indebtedness, in each case, with any remaining amount of such Net Proceeds or Net Loss Proceeds at a purchase price not greater than 100% (unless such excess amount is an otherwise permitted Restricted Payment) of the principal amount of such Specified Indebtedness, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company shall have purchased all Notes required to be purchased by it with such Net Proceeds or Net Loss Proceeds pursuant to such provisions;

(ix) the making of any Restricted Investment, directly or indirectly, out of the net cash proceeds of substantially concurrent sales (other than to a Subsidiary) of Equity Interests of the Parent Company or any direct or indirect parent of the Parent Company (to the extent such net cash proceeds are contributed to the Parent Company); and

(x) the repurchase, redemption, retirement or other acquisition of (i) minority Equity Interests of any Person that is a Restricted Subsidiary that were issued to the former owners of such Person (or not acquired from the former owners of such Person originally), or to the former owners of any division or line of business acquired by such Restricted Subsidiary, in an acquisition transaction pursuant to which such Person became a Restricted Subsidiary or such Restricted Subsidiary acquired such division or line of business, (ii) any Indebtedness issued to the former owners of a Person (or to the former owners of a division or line of business) in an acquisition transaction pursuant to which such Person became a Restricted Subsidiary (or such division or line of business was acquired by the Parent Company or a Restricted Subsidiary) and/or (iii) any Equity Interests of the Parent Company issued to the former owners of a Person (or to the former owners of a division or line of business) in an acquisition transaction pursuant to which such Person became a Restricted Subsidiary (or such division or line of business was acquired by the Parent Company or a Restricted Subsidiary), in the case of this subclause (iii), for consideration not to exceed the fair market value of such Equity Interests on the date of consummation of such acquisition.

(f) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  The fair market value of any assets or securities that are required to be valued by this covenant and that have a fair market value in excess of $15 million shall be determined in good faith by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee.  For purposes of determining compliance with this Section 4.08, if a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (i) through (x) above, or is entitled to be made pursuant to the first paragraph of this covenant, the Company may, in its sole discretion, classify the Restricted Payment in any manner that complies with this Section 4.08.

SECTION 4.09.	Incurrence of Indebtedness.

(a) The Parent Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt); provided, however, that the Parent Company and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt), if the Fixed Charge Coverage Ratio of the Parent Company for the Parent Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

(b) Section 4.09(a) shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(i) the incurrence by the Parent Company and any Restricted Subsidiary of Indebtedness under the ABL Facility (including amounts outstanding on the Issue Date) or Permitted Additional Pari Passu Obligations; provided that the aggregate principal amount of all Indebtedness permitted by this clause (i) at any one time outstanding does not exceed $250 million less any repayments actually made thereunder with the Net Proceeds of Asset Sales in accordance with clause (b) of the second paragraph of Section 4.07;

(ii) the incurrence by the Parent Company and its Restricted Subsidiaries of Existing Indebtedness (excluding amounts outstanding under the ABL Facility at the Issue Date);

(iii) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the Note Guarantees issued on the Issue Date and Indebtedness represented by the Junior Priority Notes and the related Guarantees issued on the Issue Date;

(iv) the incurrence by the Parent Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Parent Company or such Restricted Subsidiary, in an aggregate principal amount (including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (iv)) not to exceed $50 million at any time outstanding;

(v) the incurrence by the Parent Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, defease, discharge or replace, Indebtedness (other than intercompany Indebtedness) that is permitted by this Indenture to be incurred under the first paragraph of this Section 4.09 or clause (ii), (iii), (iv) or (ix) of this paragraph;

(vi) the incurrence by the Parent Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Parent Company and any of its Restricted Subsidiaries; provided, however, that:

(A) if the Company or any Guarantor is the obligor on such Indebtedness and such Indebtedness is owed to or held by a Restricted Subsidiary that is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee of such Guarantor, in the case of a Guarantor; and

(B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Parent Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Parent Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Parent Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

(vii) the incurrence by the Parent Company or any of its Restricted Subsidiaries of (a) Hedging Obligations that are incurred for the purpose of hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding and (b) other Hedging Obligations incurred in the ordinary course of business;

(viii) the guarantee by the Parent Company or any of its Restricted Subsidiaries of Indebtedness of the Parent Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.09;

(ix) the incurrence by the Parent Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accrued value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (ix), not to exceed $75 million;

(x) the incurrence by the Parent Company or any of its Restricted Subsidiaries of Indebtedness in respect of judgment, appeal, surety, performance and other like bonds, bankers acceptances and letters of credit provided by the Parent Company and its Restricted Subsidiaries in the ordinary course of business (including any similar Indebtedness incurred to refinance, retire, renew, defease, refund, discharge or otherwise replace any Indebtedness referred to in this clause (x)); and

(xi) indebtedness incurred by the Parent Company or any of its Restricted Subsidiaries arising from agreements or their respective bylaws providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees of letters of credit, surety bonds or performance bonds securing the performance of the Parent Company or any of its Restricted Subsidiaries to any Person acquiring all or a portion of the business or assets of the Parent Company or a Restricted Subsidiary.

(c) For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in paragraphs (b)(i) through (b)(xi) above, or is entitled to be incurred pursuant to paragraph (a) of this Section 4.09, the Parent Company shall be permitted to classify (or later reclassify in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this Section 4.09 and such Indebtedness will be treated as having been incurred pursuant to such clauses or the first paragraph hereof, as the case may be, as designated by the Parent Company.  Accrual of interest or dividends, the accretion of accreted value or liquidation preference and the payment of interest or dividends in the form of additional Indebtedness or Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09.

SECTION 4.10.	Liens.

The Parent Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset or property now owned or hereafter acquired except Permitted Liens.

SECTION 4.11.	Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a) The Parent Company shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i) pay dividends or make any other distributions or pay Indebtedness to the Parent Company or any of the Parent Company’s Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Parent Company or any of the Parent Company’s Restricted Subsidiaries;

(ii) make loans or advances to the Parent Company or any Restricted Subsidiary; or

(iii) transfer any of its properties or assets to the Parent Company or any Restricted Subsidiary.

(b) However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(i) agreements governing Existing Indebtedness (including, without limitation, agreements governing the ABL Facility, the Junior Priority Notes and the Existing Unsecured Notes) and other contractual encumbrances or restrictions in each case as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such encumbrances and restrictions than those contained in those agreements on the Issue Date (as determined in good faith by the Parent Company);

(ii) this Indenture, the Security Documents, the Notes and the Note Guarantees;

(iii) applicable law, rule, regulation or order;

(iv) any agreement or instrument governing Indebtedness or Capital Stock of a Person acquired by the Parent Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of any such agreement or instrument, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such encumbrances and restrictions than those contained in those agreements and instruments on the date of such acquisition;

(v) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased;

(vi) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions, loans, advances or asset transfers by that Restricted Subsidiary pending its sale or other disposition; or

(vii) Permitted Refinancing Indebtedness; provided, however, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded (as determined in good faith by the Parent Company);

(viii) any agreement or instrument relating to any Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to the provisions of Section 4.09 hereof (i) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders of the Notes than the encumbrances and restrictions contained in this Indenture (as determined in good faith by the Parent Company), or (ii) if such encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined in good faith by the Parent Company) and either (x) the Parent Company determines in good faith that such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Notes or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness;

(ix) Liens securing Indebtedness otherwise permitted to be incurred under Section 4.10 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(x) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(xi) in the case of clause (iii) of Section 4.11(a) hereof, encumbrances or restrictions:

(A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Parent Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, or

(C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Parent Company or any Restricted Subsidiary in any manner material to the Parent Company or any Restricted Subsidiary;

(xii) customary restrictions on such loans, advances or transfers contained in agreements governing Permitted Investments properly made in accordance with the provisions of this Indenture

(xiii) customary non-assignment provisions in leases, licenses and other commercial agreements entered into in the ordinary course of business; and

(xiv) restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers or suppliers under contracts entered into in the ordinary course of business.

SECTION 4.12.	Transactions with Affiliates.

The Parent Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(a) such Affiliate Transaction is on terms that are no less favorable to the Parent Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Parent Company or such Restricted Subsidiary with an unrelated Person; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15 million, the Parent Company delivers to the Trustee a resolution of the Board of Directors set forth in the Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.12 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors, if any.

The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

(a)           any employment agreement entered into by the Parent Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Parent Company or such Restricted Subsidiary;

(b)           indemnification agreements permitted by law entered into by the Parent Company or any of its Restricted Subsidiaries with any of its Affiliates who are directors, employees or agents of the Parent Company or any of its Restricted Subsidiaries;

(c)           transactions between or among the Parent Company and/or its Restricted Subsidiaries;

(d)           payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Parent Company;

(e)           Restricted Payments that are permitted by Section 4.08 hereof;

(f)           payments or loans (or cancellation of loans) to employees or consultants of the Parent Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by a majority of the disinterested directors of the Parent Company, if any, in good faith;

(g)           the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, managers, employees or consultants of the Parent Company, any of its direct or indirect parent companies or any Restricted Subsidiary;

(h)           transactions in which the Parent Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an accounting, appraisal or investment banking firm of national or regional standing stating that such transaction is fair to the Parent Company or such Restricted Subsidiary from a financial point of view;

(i)           any transaction that has been approved by a majority of the disinterested directors of the Parent Company as being fair to the Parent Company and its Restricted Subsidiaries;

(j)           any agreement, instrument or arrangement as in effect on the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect as compared to the applicable agreement as in effect on the Issue Date as reasonably determined in good faith by the Parent Company); and

(k)           the existence of, or the performance by the Parent Company or any of the Restricted Subsidiaries of its obligations under the terms of, any shareholders agreement or its equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Parent Company or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (k) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to the Holders in any material respect than the terms of the original agreement in effect on the Issue Date as reasonably determined in good faith by the Parent Company.

SECTION 4.13.	Additional Subsidiary Guarantees.

If after the Issue Date the Parent Company or any Restricted Subsidiary acquires or creates another North American Subsidiary that is not the Company or an Excluded Subsidiary (or, if any such North American Subsidiary ceases to constitute an Excluded Subsidiary), then that newly acquired or created North American Subsidiary (or North American Subsidiary that ceases to constitute an Excluded Subsidiary) must become a Guarantor and execute a supplemental indenture satisfactory to the Trustee and deliver an Opinion of Counsel to the Trustee within 10 Business Days of the date on which it was acquired or created or ceased to constitute an Excluded Subsidiary.

Additionally, any such additional Guarantor shall enter into a joinder agreement to the applicable Security Documents and take all actions required by such Security Documents or advisable in the opinion of the Company, as set forth in an Officers’ Certificate accompanied by an Opinion of Counsel to the Company, to cause the Notes Priority Liens created by the Security Documents to be duly perfected to the extent required by such agreements in accordance with all applicable law, including the filing of financing statements in the jurisdictions of incorporation or formation of the applicable Guarantor.

SECTION 4.14.	Limitations on Issuances of Guarantees of Indebtedness.

The Parent Company shall not permit any of its Restricted Subsidiaries that is not a Guarantor of the Notes, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company or the Parent Company unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary to the same extent as such Guarantee of such other Indebtedness, which Guarantee shall be senior to or pari passu with such Restricted Subsidiary’s Guarantee of or pledge to secure such other Indebtedness.

Notwithstanding the preceding paragraph, any Note Guarantee of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged under the circumstances described in Section 10.05 hereof.

SECTION 4.15.	Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Parent Company may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary or Person that becomes a Subsidiary through merger, amalgamation, arrangement or consolidation or otherwise) other than the Company or any direct or indirect parent of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default and the Subsidiary meets the definition of “Unrestricted Subsidiary.” If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Parent Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.08(d) or under one or more clauses of the definition of Permitted Investments, as determined by the Parent Company. That designation will only be permitted if such Restricted Payment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

SECTION 4.16.	[Reserved].

SECTION 4.17.	Payments for Consent.

The Parent Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.18.	Reports.

(a) Whether or not required by the SEC, so long as any Notes are outstanding, the Parent Company shall furnish to the Holders of Notes and the Trustee, within the time periods specified in the SEC’s rules and regulations:

(i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, if the Parent Company were required to file such Forms (other than financial statements of Affiliates of the Parent Company required by Rule 3-16 of Regulation S-X), including a “Management’s Discussion and Analysis of Financial Condition

and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Parent Company’s certified independent accountants; and

(ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Parent Company were required to file such reports.

(b) The quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and the Guarantors separate from the financial condition and results of operations of the other Subsidiaries of the Company.

(c) The filing of the reports above with the SEC shall satisfy the delivery obligations referred to above so long as such documents may be accessed by the public through the SEC’s website.

(d) In addition, whether or not required by the SEC, the Parent Company shall file a copy of all of the information and reports referred to in clauses (a) and (b) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Parent Company also shall comply with the other provisions of Trust Indenture Act § 314(a) to the extent applicable.

(e) Promptly after the date the annual and quarterly financial information for the prior fiscal period have been furnished pursuant to clause (a) in this Section 4.18 (or prior to such date, if the Parent Company has published an earnings release with respect to such period), the Parent Company will hold a quarterly conference call to review the most recent financial results.  At least two Business Days prior to the date such conference call is to be held, the Parent Company will post to its website or a non-public, password-protected website maintained by the Parent Company or a third party an announcement of such quarterly conference call for the benefit of the Holders of the Notes, beneficial owners of the Notes, prospective purchasers of the Notes, securities analysts and market making financial institutions, which announcement will contain the time and the date of such conference call and direct the recipients thereof to contact an individual at the Parent Company (for whom contact information will be provided in such notice) to obtain information on how to access such quarterly conference call.  The foregoing conference call requirement will be satisfied by the holding of any such conference call for the holders of common stock of the Parent Company so long as the Persons listed above are provided access to such call.

The Trustee will have no responsibility whatsoever to monitor whether filings or postings described herein have occurred or the timeliness of such filing or posting.

Delivery of reports, information and documents described herein to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Parent Company’s compliance with any of its covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

SECTION 4.19.	Event of Loss.

Within 360 days after the receipt of any Net Loss Proceeds from an Event of Loss, the Parent Company or the affected Restricted Subsidiary, as the case may be, must apply the Net Loss Proceeds:

(a) to be reinvested in the business of the Parent Company or a Restricted Subsidiary and to the extent that the assets that were the subject of such Event of Loss constituted Collateral such replacement assets shall be required to constitute Collateral; provided that if the Parent Company or a Restricted Subsidiary enters into a binding agreement to acquire such assets within such 360 day period, such Net Loss Proceeds shall be deemed to have been applied pursuant to this clause (a) so long as such Net Loss Proceeds are applied to acquire such assets within 180 days following such 360th day;

(b) in the case of an Event of Loss involving ABL Priority Collateral, to repay ABL Obligations (and, in the case of ABL Obligations that are revolving obligations, permanently reduce the commitments with respect thereto); or

(c) to make an offer to purchase the Notes at 100% of principal amount, plus accrued and unpaid interest, if any, and if applicable, to make an offer to the holders of other Permitted Additional Pari Passu Obligations that by its terms requires the Parent Company or any of its Restricted Subsidiaries to make an offer to purchase such Permitted Additional Pari Passu Obligations upon an Event of Loss, to purchase such Permitted Additional Pari Passu Obligations on a pro rata basis with the Notes, in each case, in accordance with Section 3.09.

The Company shall comply with the requirements of Rule 14e 1 under the Exchange Act and other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to clause (c) above. To the extent that the provisions of any applicable securities laws or regulations conflict with the Event of Loss provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Event of Loss provisions of this Indenture by virtue of such compliance.

Any Net Loss Proceeds that remain following compliance by the Company with its obligations set forth in the first paragraph of this Section 4.19 may be used for any purpose not otherwise prohibited by this Indenture.

Pending the final application of any Net Loss Proceeds, the Company may temporarily reduce revolving credit borrowings.

SECTION 4.20.	Further Assurances.

The Parent Company will, and will cause each of its existing and future Restricted Subsidiaries to, at their expense, comply with the requirements of the Security Documents.  The

Company agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Collateral now existing or hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfected the Lien of the Secured Parties on the Collateral, and to promptly deliver a file stamped copy of each such financing statement or other evidence of filing to the Trustee.  Neither the Trustee nor the Collateral Agent shall be under any obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with the Collateral.

SECTION 4.21.	Post-Closing Covenant.

(a) Notwithstanding anything to the contrary contained in this Indenture or the Security Documents, within 120 days of the Issue Date the applicable Grantors shall use commercially reasonable efforts to deliver to the Collateral Agent the following:

(i) Mortgages.  Fully executed counterparts of the mortgages, deeds of trust, deeds of hypothec and deeds to secure debt or other similar documents securing Liens on the Mortgaged Property in favor of the Collateral Agent for the benefit of the Secured Parties in form reasonably satisfactory to the Collateral Agent (the “Mortgages”) and, in each case, with such schedules and including such provisions as shall be necessary, in the reasonable judgment of the Company, to conform such documents to applicable local or foreign law or as shall be customary under applicable local or foreign law, together with evidence that counterparts of all the Mortgages have been delivered to the title insurance company for recording in all places necessary to effectively create a valid and enforceable mortgage lien (having the priority set forth in the ABL Intercreditor Agreement) on each Mortgaged Property in favor of the Collateral Agent  for its benefit and the benefit of the Secured Parties, securing the Notes Obligations subject to the Permitted Liens;

(ii) Counsel Opinions.  With respect to any Mortgaged Property with a fair market value of at least $3,000,000 on the Issue Date or at the time such Real Property becomes a Mortgaged Property following the Issue Date (as determined in good faith by the Company), opinions, addressed to the Collateral Agent, of (A) local counsel in each jurisdiction where the Mortgaged Property is located with respect to the enforceability and perfection of the Mortgages and other matters customarily included in such opinions (as determined in good faith by the Company) and (B) counsel for the Company or the applicable Guarantor regarding due authorization, execution and delivery of the Mortgages;

(iii) Title Insurance.  With respect to any Mortgaged Property with a fair market value of at least $3,000,000 on the Issue Date or at the time such Real Property becomes a Mortgaged Property (as determined in good faith by the Company), a policy of title insurance (or commitment to issue such a policy having the effect of a policy of title insurance) insuring (or committing to insure) to the Collateral Agent the lien of such Mortgage as a valid and enforceable mortgage lien (having the priority set forth in the ABL Intercreditor Agreement)

on the Mortgaged Property described therein free and clear of all defects and encumbrances other than Permitted Liens, in an amount not less than 100% of the fair market value (as determined in good faith by the Company) of such Mortgaged Property (such policies collectively, the “Mortgage Policies”) issued by such title insurance company, and such Mortgage Policies shall otherwise include such title endorsements as are customary and appropriate, to the extent available at commercially reasonable rates (excluding endorsements or coverage related to creditors’ rights), as determined in good faith by the Company;

(iv) Title Searches.  With respect to any Mortgaged Property with a fair market value of less than $3,000,000 on the Issue Date or at the time of acquisition in the case of a property acquired by the Company or a Guarantor following the Issue Date (as determined in good faith by the Company), a title search dated contemporaneous with the delivery of such Mortgage conducted by a title insurer which reflects that such Mortgaged Property is free and clear of all defects and encumbrances other than Permitted Liens;

(v) Survey.  A survey of each Mortgaged Property (and all improvements thereon) with a fair market value of at least $3,000,000 (as determined in good faith by the Company) which survey shall be (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof, (iii) certified by the surveyor to the Collateral Agent and the title company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the title company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property;

(vi) Fixture Filings.  If necessary (as determined by the applicable Grantor), file stamped copies of proper fixture filings under the Uniform Commercial Code on Form UCC-1 filed by such Grantor under the Uniform Commercial Code (or similar filings as required by the PPSA or other applicable law in the appropriate jurisdictions) in the appropriate jurisdictions in which the Mortgaged Properties are located, necessary to perfect the security interests in fixtures purported to be created by the Mortgages in favor of the Collateral Agent  for its benefit and the benefit of the Secured Parties (unless with respect to the Mortgaged Property, the applicable Mortgage is sufficient to constitute a fixture filing under applicable law, as determined in good faith by the Company);

(vii) Mortgaged Property Indemnification.  With respect to each Mortgaged Property, such affidavits, certificates, instruments of indemnification and other items as shall be reasonably required to induce the title insurance company to issue the Mortgage Policies and endorsements and searches contemplated above as determined in good faith by the Company; and

(viii) Collateral Fees and Expenses.  Evidence of payment by the Company of all Mortgage Policy premiums, search and examination charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages, fixture filings, if applicable, and issuance of the Mortgage Policies referred to above.

(b)   With respect to any Mortgaged Property acquired by the Company or any Guarantor following the Issue Date (or owned by a Person at the time such Person becomes a Guarantor following the Issue Date), the Company or such Guarantor shall use commercially reasonable efforts to deliver to the Collateral Agent the applicable items listed in Section 4.21(a) within 90 days following the date of acquisition thereof.

(c) For the avoidance of doubt, neither the Collateral Agent nor the Trustee nor any co-collateral agent, sub-collateral agent, co-trustee, separate collateral agent or separate trustee shall have any responsibility for determining when any Mortgage, opinion, Mortgage Policy, title search, survey, fixture filing or any further information, certificate or document evidencing or relating to the Mortgaged Property is required to be delivered to the Collateral Agent pursuant to this Section 4.21, for determining the validity, sufficiency or appropriateness of any such Mortgage, opinion, Mortgage Policy, title search, survey, fixture filing or any further information, certificate or document, or for determining when or how it shall be necessary or customary to conform any such document to applicable or foreign law.

ARTICLE 5

SUCCESSORS

SECTION 5.01.	Merger, Consolidation, or Sale of Assets.

The Company may not, directly or indirectly:  (i) consolidate or merge with or into another Person (whether or not the Company is the surviving Person); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(a) either:  (i) the Company is the surviving Person; or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made, expressly assumes all the obligations of the Company under the Notes, this Indenture and the Security Documents pursuant to agreements reasonably satisfactory to the Trustee;

(c) immediately after such transaction no Default or Event of Default exists;

(d) the Collateral owned by or transferred to the surviving entity shall (a) continue to constitute Collateral under this Indenture and the Security Documents, (b) be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes, and (c) not be subject to any Lien other than Permitted Liens

(e) the property and assets of the Person which is merged or consolidated with or into the surviving entity, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the surviving entity shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture; and

(f) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer conveyance or other disposition has been made, shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a).

In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.  Sections 5.01(c) and (f) shall not apply to a merger, consolidation, sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly Owned Restricted Subsidiaries.

SECTION 5.02.	Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets that meets the requirements of Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01.	Events of Default.

Each of the following is an “Event of Default”:

(a) default for 30 days in the payment when due of interest on the Notes;

(b) default in payment when due of the principal of or premium, if any, on the Notes;

(c) failure by the Parent Company or any of its Restricted Subsidiaries to comply with the provisions described under Sections 4.06 and 5.01 hereof;

(d) failure by the Parent Company or any of its Restricted Subsidiaries to comply with any of the other agreements in this Indenture for 60 days after notice to the Parent Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Parent Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Parent Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

(i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or

(ii) results in the acceleration of such Indebtedness prior to its express maturity; and

(iii) in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $35 million or more;

(f) failure by the Parent Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $35 million, which judgments are not paid, discharged or stayed within 60 days following entry of judgment;

(g) except as permitted by this Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee;

(h) the Parent Company, the Company or any of the Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

(iv) makes a general assignment for the benefit of its creditors, or

(v) generally is not paying its debts as they become due; or

(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Parent Company, the Company or any of the Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

(ii) appoints a custodian of the Parent Company, the Company or any of the Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Parent Company, the Company or any of the Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

(iii) orders the liquidation of the Parent Company, the Company or any of the Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(j) (i) with respect to any Collateral having a fair market value in excess of $10.0 million, individually or in the aggregate, (A) any default or breach by the Company or any Guarantor in the performance of its obligations under the Security Documents or this Indenture which adversely affects in any material respect the condition or value of the Collateral or the enforceability, validity, perfection or priority of the Notes Priority Liens, taken as a whole, and continuance of such default or breach for a period of 60 days after written notice thereof by the Trustee or the Holders of 25% in principal amount of the outstanding Notes, or (B) any security interest created under the Security Documents or under this Indenture is declared invalid or unenforceable by a court of competent jurisdiction or (ii) the Company or any Guarantor asserts, in any pleading in any court of competent jurisdiction, that any security interest in any Collateral is invalid or unenforceable.

SECTION 6.02.	Acceleration.

If any Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01 hereof with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Upon any such declaration, the Notes shall become due and payable immediately.  Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.01 hereof occurs with respect to the Company, all outstanding Notes shall be due and payable immediately without further action or notice.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding.

SECTION 6.03.	Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

SECTION 6.04.	Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration).  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.	Control by Majority.

Subject to the terms of the Security Documents, the Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06.	Limitation on Suits.

A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note, it being understood that the Trustee does not have an affirmative duty to ascertain whether or not a Holder’s actions or forbearances constitute such prejudicial use.

SECTION 6.07.	Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.	Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.	Trustee May File Proofs of Claim.

Subject to the terms of the ABL Intercreditor Agreement, the Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any of the Guarantors (or any other obligor upon the Notes), its creditors or its property  (and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors (or have its representative appointed as an observer) appointed in such matter and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions) and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.	Priorities.

Subject to the terms of the Security Documents, if the Trustee collects (or receives from the Collateral Agent under any Security Documents) any money pursuant to this Article, it shall pay out the money in the following order:

First:  to the Trustee and the Collateral Agent, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense,

indemnities and liabilities incurred, and all advances made, by the Trustee or Collateral Agent and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest, respectively; and

Third:  to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11.	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

SECTION 6.12.	Notice.

The Parent Company is required to deliver to the Trustee annually a statement regarding compliance with this Indenture pursuant to Section 4.03(a).  Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

ARTICLE 7

TRUSTEE

SECTION 7.01.	Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Security Documents, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this

Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a final nonappealable judgment of a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture or any provision of any Security Document that in any way relates to the Trustee or the Collateral Agent is subject to paragraphs (a), (b), and (c) of this Section.

(e) No provision of this Indenture or the Security Documents shall require the Trustee or the Collateral Agent to expend or risk its own funds or incur any liability.  The Trustee and the Collateral Agent shall be under no obligation to exercise any of its rights and powers under this Indenture or the Security Documents at the request of any Holders, unless such Holder shall have offered to the Trustee and/or the Collateral Agent, as applicable, security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.	Rights of Trustee.

(a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of

Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or any Guarantor.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed by the Trustee to act hereunder.

(j) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate.

(k) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 7.03.	Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Guarantors or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.	Trustee’s Disclaimer.

Neither the Trustee nor the Collateral Agent shall be responsible for or make any representation as to the validity or adequacy of this Indenture or the Notes, or the existence, genuineness, value or protection of any Collateral (except for the safe custody of Collateral in its possession actually received by it in accordance with the terms hereof or the terms of any Security Document) for the legality, effectiveness or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any Notes Priority Lien, and neither the Trustee nor the Collateral Agent shall be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, neither the Trustee nor the Collateral Agent shall be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and neither the Trustee nor the Collateral Agent shall be responsible for any statement or recital herein or any statement in the Notes, any statement or recital in any document in connection with the sale of the Notes or pursuant to this Indenture other than the Trustee’s certificate of authentication on the Notes

SECTION 7.05.	Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06.	Reports by Trustee to Holders of the Notes.

Within 60 days after each April 15 following the Issue Date (beginning with April 15, 2015), and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA Section 313(b)(2).  The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d).  The Company shall promptly notify the Trustee in writing when the Notes are listed on any stock exchange or delisted from any stock exchange.

SECTION 7.07.	Compensation and Indemnity.

The Company and the Guarantors shall pay to the Trustee from time to time such compensation as shall be agreed upon in writing between the Company and the Trustee for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company and the Guarantors shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company and the Guarantors shall indemnify each of the Trustee and its officers, directors, agents and employees or any successor Trustee against any and all losses, damages, claims, liabilities or expenses (including taxes (other than taxes based on the income of the Trustee)) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Guarantor, or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or wilful misconduct.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company and the Guarantors of their obligations hereunder.  The Company and the Guarantors shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel.  The Company and the Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

The obligations of the Company and the Guarantors under this Section 7.07 are joint and several and shall survive the satisfaction, discharge or termination of this Indenture and the resignation or removal of the Trustee.

To secure the Company’s and the Guarantors’ payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

“Trustee” for purposes of this Section 7.07 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

SECTION 7.08.	Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, any Guarantor or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders of the Notes.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s and the Guarantors’ obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.	Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.	Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5).  The Trustee is subject to TIA Section 310(b).

SECTION 7.11.	Preferential Collection of Claims Against Company.

The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 7.12.	Collateral Agent.

The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent as if the Collateral Agent were named as the Trustee herein and the Security Documents were named as this Indenture herein.

SECTION 7.13.	Co-Trustees; Separate Trustee; Collateral Agent

At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company, the Collateral Agent and the Trustee shall have power to appoint, and, upon the written request of (i) the Trustee or the Collateral Agent or (ii) the Holders of at least 25% of the outstanding principal amount at maturity of the Notes, the Company shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, or to act as separate trustee, co-collateral agent, sub-collateral agent or separate collateral agent of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 7.13.  If the Company does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee or the Collateral Agent alone shall have power to make such appointment.

Should any written instrument from the Company be requested by any co-trustee or separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request of such co-trustee or separate trustee or separate collateral agent, be executed, acknowledged and delivered by the Company.

Any co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent shall agree in writing to be and shall be subject to the provisions of the applicable Security Documents as if it were the Trustee or Collateral Agent thereunder (and the Trustee and Collateral Agent shall continue to be so subject).

Every co-trustee or separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

(a) The Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee.

(b) The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, or by the Trustee and such co-collateral agent, sub-collateral agent or separate collateral agent jointly as shall be provided in the instrument appointing such co-trustee, separate trustee or separate collateral agent, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent.

(c) The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company evidenced by a board resolution, may accept the resignation of or remove any co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent appointed under this Section 7.13, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent without the concurrence of the Company.  Upon the written request of the Trustee, the Company shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal.  A successor to any co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent so resigned or removed may be appointed in the manner provided in this Section 7.13.

(d) No co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent hereunder shall be liable by reason of any act or omission of the Trustee, or any other such trustee, co-trustee, separate trustee, co-collateral agent, sub-collateral agent or separate collateral agent hereunder.

(e) The Trustee shall not be liable by reason of any act or omission of any co-trustee, separate trustee, co-collateral agent, sub-collateral agent or separate collateral agent.

(f) Any act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent, as the case may be.

SECTION 7.14.	PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “U.S.A. Patriot Act”), the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

SECTION 7.15.	Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 7.16.	Limitation on Duty of Trustee in Respect of Collateral; Indemnification.

(a) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

(b) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or the Security Documents by the Company, any Guarantor, the Secured Parties (as defined in the Security Agreement) or the Collateral Agent.

(c) The Collateral Agent shall be entitled to all rights, privileges, protections, indemnities, immunities and limitations on liability provided to the Trustee under this Indenture and provided in the Security Documents.

SECTION 7.17.	FATCA.

The Company agrees to notify the Trustee if any payments hereunder become subject to FATCA Withholding Tax.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.	Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02.	Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes and Note Guarantees, as applicable, on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company’s and the Guarantors’ obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith and (d) this Article 8.  Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.	Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the Security Documents and the covenants contained in Sections 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17, 4.19, 4.20 and 5.01(d), (e) and (f) hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “Outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(g) hereof shall not constitute Events of Default.

SECTION 8.04.	Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on an applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(b) in the case of an election under Section 8.02 hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Event of Default or Default shall have occurred and be continuing on the date of such deposit (other than an Event of Default or Default resulting from the borrowing of funds to be applied to such deposit);

(e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, the ABL Facility or any other material agreement or instrument (other than this Indenture) to which the Parent Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f) the Company must have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(g) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(h) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for, in the case of the Officers’ Certificate, clauses (a) through (g) and, in the case of the Opinion of

Counsel, clauses (b), (c), (e) and (f) of this Section 8.04 relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been complied with.

SECTION 8.05.	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company and the Guarantors shall jointly and severally pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.	Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall, subject to applicable escheat law, be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company or Guarantors for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 8.07.	Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture, the Notes and the Note Guarantees, as applicable, shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company or the Guarantors make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company and the Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENTS, SUPPLEMENT AND WAIVER

SECTION 9.01.	Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Company, the applicable Guarantor(s), the Trustee and the Collateral Agent may, as applicable amend or supplement this Indenture, the Notes, the Note Guarantees or (subject to any required consents of others) the Security Documents without the consent of any Holder of a Note:

(a) to cure any ambiguity, defect or inconsistency;

(b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c) to provide for the assumption of the Company’s obligations to the Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets pursuant to Article 5 hereof;

(d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

(e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(f) to evidence and provide for the acceptance of appointment under the Security Documents by a successor Collateral Agent;

(g) to add to the Collateral securing the Notes Obligations;

(h) to conform the text of this Indenture, the Notes or the Security Documents to any provision of the “Description of the senior priority secured notes” contained within the Offering Memorandum to the extent that the Trustee has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in the “Description of the senior priority secured notes”;

(i) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent, for the benefit of the Secured Parties (as defined in the Security Agreement), as additional security for the payment and performance of the Notes Obligations, on any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or on which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to this Indenture, any of the Security Documents or otherwise;

(j) to provide for the release of Collateral from the Lien of this Indenture and the Security Documents when permitted or required by the Security Documents or this Indenture; or

(k) to secure any Permitted Additional Pari Passu Obligations under the Security Documents and to appropriately include any ABL Facility, Permitted Additional Pari Passu Obligations or Junior Priority Obligations in any applicable Intercreditor Agreement.

Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture or Security Document, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee or Collateral Agent, as applicable, shall join with the Company and each of the Guarantors in the execution of any amendment or supplement to this Indenture or the Security Documents authorized or permitted by the terms of this Section 9.01 and to make any further appropriate agreements and stipulations that may be therein contained, but neither the Trustee nor the Collateral Agent shall be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture, any Security Document or otherwise.

SECTION 9.02.	With Consent of Holders of Notes.

Except as provided below in this Section 9.02, (i) the Company, the Guarantors, the Trustee and the Collateral Agent, as applicable, may amend or supplement this Indenture (including Sections 3.09, 4.06 and 4.07 hereof), the Note Guarantees, the Notes and the Security Documents with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Note Guarantees, the Notes or the Security Documents (as they relate to the Notes and the Note Guarantees) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes).

Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company and each of the Guarantors authorizing the execution of any such amendment or supplement to this Indenture or the Security Documents, and upon the filing with the Trustee or the Collateral Agent, as applicable, of evidence satisfactory to the Trustee or the Collateral Agent, as applicable,  of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee or the Collateral Agent, as applicable, of the documents described in Section 7.02 hereof, the Trustee or the Collateral Agent, as applicable, shall join with the Company and each of the Guarantors in the execution of such amendment or supplement unless such amendment or supplement affects the Trustee’s or the Collateral Agent’s own rights, duties or immunities under this Indenture, the Security Documents or otherwise, in which case the Trustee or the Collateral Agent, as applicable, may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes.  However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 3.09, 4.06 and 4.07 hereof);

(c) reduce the rate of or change the time for payment of interest on any Note;

(d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(e) make any Notes payable in money other than that stated in the Notes;

(f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

(g) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.06 or 4.07;

(h) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, or amend the provisions of this Indenture relating to the release of Guarantors, except as set forth in this Indenture;

(i) release all or substantially all of the Collateral from the Liens of the Security Documents otherwise than in accordance with the terms of this Indenture or the Security Documents; or

(j) make any change in the preceding amendment and waiver provisions.

SECTION 9.03.	[Reserved].

SECTION 9.04.	Revocation and Effect of Consents.

Until an amendment, supplemental indenture or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.	Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplemental indenture or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes (accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors) that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.	Trustee and Collateral Agent to Sign Amendments, etc.

The Trustee and the Collateral Agent shall sign any amendment or supplemental indenture, Note or Security Document authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and the Collateral Agent.  The Company and the Guarantors may not sign an amendment or supplemental indenture until the Board of Directors approves it.  In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture or other document is authorized or permitted by this Indenture and the Security Documents, as applicable.

ARTICLE 10

GUARANTEES

SECTION 10.01.	Note Guarantees.

Subject to the provisions of this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:  (a) the principal of, premium and interest on the Notes shall be promptly paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee under this Indenture and the Notes shall be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions of this Indenture and the Notes, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that the Note Guarantees shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.  The Notes also shall be guaranteed in the future as required by Section 4.14.

If any Holder or the Trustee is required by any court or otherwise to return to the Company or Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to the Company or any of the Guarantors, any amount paid by either to the Trustee or such Holder, these Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of these Note Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of these Note Guarantees.  The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under these Note Guarantees.

SECTION 10.02.	Limitation of Guarantor’s Liability.

Each Guarantor and, by its acceptance hereof, each Holder hereof, hereby confirm that it is their intention that the Note Guarantee by such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Note Guarantees.  To effectuate the foregoing intention, each such person hereby irrevocably agrees that the obligation of such Guarantor under its Note Guarantee under this Article 10 shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws, and after giving effect to any rights to contribution of such Guarantor pursuant to any agreement providing for an equitable contribution among such Guarantor and other Affiliates of the Company of payments made by guarantees by such parties, result in the obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent conveyance.  Each Holder, by accepting the benefits hereof, confirms its intention that, in the event of bankruptcy, reorganization or other similar proceeding of the Company or any Guarantor in which concurrent claims are made upon such Guarantor hereunder, to the extent such claims shall not be fully satisfied, each such claimant with a valid claim against the Company shall be entitled to a ratable share of all payments by such Guarantor in respect of such concurrent claims.

SECTION 10.03.	Execution and Delivery of Note Guarantees.

To evidence the Note Guarantees set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of the Note Guarantees substantially in the form of Exhibit D shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President, Chief Financial Officer or one of its Vice Presidents.

Each Guarantor hereby agrees that the Note Guarantees set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Note Guarantees.

If an officer or Officer whose signature is on this Indenture or on the Note Guarantees no longer holds that office at the time the Trustee authenticates the Note on which the Note Guarantees are endorsed, the Note Guarantees shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantees set forth in this Indenture on behalf of the Guarantors.

SECTION 10.04.	Guarantors May Consolidate, etc., on Certain Terms.

(a) Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture or in any of the Notes, or Note Guarantees shall prevent any consolidation, amalgamation, arrangement or merger of a Guarantor with or into the Company or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company or to a Subsidiary Guarantor.

(b) Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture or in any of the Notes or Note Guarantees shall prevent any consolidation, amalgamation, arrangement or merger of a Guarantor with or into a Person or Persons other than the Company (whether or not affiliated with the Guarantor), or successive consolidations, amalgamations, arrangements or mergers in which a Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to a Person other than the Company (whether or not affiliated with the Guarantor) authorized to acquire and operate the same; provided, however, that either, as a result of such transaction, such Guarantor will be released from its Note Guarantee pursuant to Section 10.05 or such transaction meets all of the following requirements:  (i) either:  (a) such Guarantor is the surviving or continuing Person; or (b) the Person formed by or surviving or continuing any such consolidation, amalgamation, arrangement or merger (if other than such Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia or the jurisdiction in which such Guarantor is organized and under the laws of which it is existing; (ii) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor), or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made, assumes all the obligations of such Guarantor under the Note Guarantees and this Indenture, as applicable, pursuant to a supplemental indenture reasonably satisfactory in form to the Trustee; and (iii) immediately after such transaction no Default or Event of Default exists.  In case of any such consolidation, amalgamation, arrangement, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantees endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor corporation thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.  Notwithstanding anything herein to the contrary, the foregoing conditions shall not apply to a Guarantor which is a Subsidiary of the Company in connection with a transaction as a result of which such Guarantor will be released from its Note Guarantee as provided in Section 10.05 hereof.

SECTION 10.05.	Releases.

The Note Guarantee or the obligations under Section 10.04 hereof of a Guarantor that is a Restricted Subsidiary will be released:

(a) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger, amalgamation, arrangement, winding-up, consolidation or liquidation), if the Company applies the Net Proceeds of that sale or other disposition in accordance with Section 4.07 hereof to the extent required thereby;

(b) in connection with any sale, transfer or other disposition of all of the Capital Stock of a Subsidiary Guarantor following which such Subsidiary Guarantor is no longer a Subsidiary, if the Company applies the Net Proceeds thereof in accordance with Section 4.07 hereof to the extent required thereby;

(c) so long as no Event of Default has occurred and is continuing, if such Subsidiary Guarantor would constitute an Excluded Subsidiary under clause (c) or (d) of the definition of “Excluded Subsidiary,” upon the delivery of an Officers’ Certificate to the Trustee certifying that such Subsidiary Guarantor is an Excluded Subsidiary under such clause; or

(d) upon a Legal Defeasance or Covenant Defeasance or upon satisfaction and a discharge of this Indenture in accordance with Article 11.

Upon delivery by the Company to the Trustee of an Officers’ Certificate to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.07 hereof, the Trustee shall at the written request of the Company execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantees.  Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of, premium and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

SECTION 10.06.	“Trustee” to Include Paying Agent.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 10 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 10 in place of the Trustee.

ARTICLE 11

SATISFACTION AND DISCHARGE

SECTION 11.01.	Satisfaction and Discharge.

This Indenture shall upon the request of the Company cease to be of further effect (except as the Company’s obligations under Section 7.07 hereof, and the Trustee’s and the Paying Agent’s obligations under Section 11.02 hereof) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

(a) either

(i) all outstanding Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (B) Notes for whose payment money has been deposited in trust with the Trustee or any Paying Agent and thereafter paid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(ii) all such Notes not theretofore delivered to the Trustee for cancellation

(A) have become due and payable;

(B) shall become due and payable at their Stated Maturity within one year; or

(C) are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company, and the Company, in the case of clause (ii) above, has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness of such Notes not theretofore delivered to the Trustee for cancellation, for principal of (premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or the Stated Maturity or redemption date, and the Holders have a valid perfected exclusive security interest on such deposit, as the case may be;

(b) the Company has paid or caused to be paid all other sums then due and payable hereunder by the Company;

(c) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit and after giving effect to such deposit; and

(d) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the Company’s obligations in Sections 2.03, 2.04, 2.06, 2.07, 2.11, 7.07, 7.08, and 13.02, 13.03 and 13.04, and the Trustee’s and Paying Agent’s obligations in Section 11.02 shall survive until the Notes are no longer outstanding.  Thereafter, only the Company’s obligations in Section 7.07 shall survive.

SECTION 11.02.	Application of Trust.

All money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and, at the written direction of the Company (such direction to specify the particular investment to be made), be invested prior to maturity in U.S. Government Obligations, and applied by the Trustee in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

The Company shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money deposited pursuant to Section 11.01 or against any investment made in U.S. Government Obligations pursuant to this Section 11.02 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

In the event of a loss on the sale of any investment made pursuant to this Section 11.02, the Trustee shall have no responsibility in respect of such loss except that the Trustee shall notify the Company of the amount of such loss and the Company shall promptly pay such amount to the Trustee to be credited as part of the moneys originally invested. The Trustee shall have no liability whatsoever for any loss, fee, tax or other charge incurred in connection with any investment, reinvestment or liquidation of an investment hereunder.

ARTICLE 12

SECURITY

SECTION 12.01.	Security Documents.

In order to secure the due and punctual payment of the Notes Obligations, the Company, the Guarantors, the Collateral Agent and the other parties thereto have simultaneously with the execution of this Indenture entered into or, in accordance with the provisions of Section 4.13, Section 4.20 and this Article 12, will enter into the Security Documents.

SECTION 12.02.	Recording, Registration and Opinions.

(a) To the extent applicable, the Company will comply with the provisions of TIA §314(b), relating to reports, and, following qualification of this Indenture under the TIA (if required), §314(d).  Any certificate or opinion required by TIA §314(d) may be made by an Officer of the Company except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the Trustee.  Following the qualification of this Indenture pursuant to the TIA, to the extent the Company is required to furnish to the Trustee an Opinion of Counsel pursuant to TIA §314(b)(2) (as determined by the Company), the Company will furnish such opinion prior to each December 1.  For the avoidance of doubt, if this Indenture is not qualified under the TIA, the Company shall not be required to comply with §314(b) or §314(d) of the TIA.

(b) Any release of Collateral permitted or required by Section 12.03 hereof or the Security Documents will be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof and any Person that is required to deliver a certificate or opinion pursuant to Section 314(d) of the TIA or otherwise under this Indenture or the Security Documents, shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion.  The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and opinion.

SECTION 12.03.	Releases of Collateral.

The Liens securing the Notes Obligations will, automatically and without the need for any further action by any Person, be released:

(a) in whole or in part,

(i) with the consent of the requisite Holders in accordance with Article 9, including consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes; or

(ii) in accordance with the ABL Intercreditor Agreement.

(b) in whole, upon:

(i) satisfaction and discharge of this Indenture under Section 11.01 hereof;

(ii) a Legal Defeasance or Covenant Defeasance of this Indenture under Article 8 hereof; or

(iii) payment in full of outstanding principal, accrued and unpaid interest and all other Obligations on the Notes issued under this Indenture (other than any indemnification obligations for which no claim or demand for payment whether oral or written has been made at such time);

(c) in part, as to any asset constituting Collateral:

(i) that is sold or otherwise transferred by the Company or any of the Guarantors (other than a sale or transfer to the Company or a Guarantor) in a transaction that is not prohibited by this Indenture or the Security Documents (to the extent of the interest sold or transferred) or otherwise permitted by this Indenture and the Security Documents, if all other Liens on that asset securing the ABL Obligations, any Permitted Additional Pari Passu Obligations and any Junior Priority Obligations then secured by that asset are released;

(ii) that is cash withdrawn from deposit accounts for any purpose not prohibited under this Indenture or the Security Documents;

(iii) that becomes Excluded Property;

(iv) of any Guarantor whose Note Guarantee is released pursuant to Section 10.05; or

(v) that is otherwise released in accordance with, and as expressly provided for in accordance with, this Indenture and the Security Documents.

SECTION 12.04.	Form and Sufficiency of Release.

In the event that either the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that, under the terms of this Indenture, may be sold, exchanged or otherwise disposed of by the Company or any Guarantor, and the Company or such Guarantor requests the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under this Indenture, the applicable Note Guarantee and the Security Documents, upon receipt of an Officers’ Certificate and Opinion of Counsel to the effect that such release complies with Section 12.03 and specifying the provision in Section 12.03 pursuant to which such release is being made (upon which the Trustee may exclusively and conclusively rely), the Trustee shall execute, acknowledge and deliver to the Company or such Guarantor (or instruct the Collateral Agent to do the same) such an instrument in the form provided by the Company, and providing for release without recourse and shall take such other action as the Company or such Guarantor may reasonably request and as necessary to effect such release at the expense of the Company and the Guarantors.  Before executing, acknowledging or delivering any such instrument, the Trustee shall be furnished with an Officers’ Certificate and an Opinion of Counsel (on which the Trustee shall be entitled to conclusively and exclusively rely) each stating that such release is authorized and permitted by the terms hereof and the Security Documents and that all conditions precedent with respect to such release have been complied with.

SECTION 12.05.	Possession and Use of Collateral.

Subject to the provisions of the Security Documents, the Company and the Guarantors shall have the right to remain in possession and retain exclusive control of and to exercise all rights with respect to the Collateral (other than monies or United States government obligations deposited pursuant to Article 8, and other than as set forth in the Security Documents and this Indenture), to operate, manage, develop, lease, use, consume and enjoy the Collateral (other than monies and United States government obligations deposited pursuant to Article 8 and other than as set forth in the Security Documents and this Indenture), to alter or repair any Collateral so long as such alterations and repairs do not impair the Lien of the Security

Documents thereon, and to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof.

SECTION 12.06.	Purchaser Protected.

No purchaser or grantee of any property or rights purporting to be released shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority so long as the conditions set forth in Section 12.04 have been satisfied.

SECTION 12.07.	Authorization of Actions to Be Taken by the Collateral Agent Under the Security Documents.

In acting hereunder and under the Security Documents, the Holders, the Company and the Guarantors agree that the Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Trustee under this Indenture as if such were provided to the Collateral Agent.  Furthermore, each Holder of a Note, by accepting such Note, appoints The Bank of New York Mellon as its collateral agent, and consents to the terms of and authorizes and directs the Trustee (in each of its capacities) and the Collateral Agent to enter into and perform the Security Documents in each of its capacities thereunder.

SECTION 12.08.	Authorization of Receipt of Funds by the Trustee Under the Security Agreement.

Subject to the terms of the Intercreditor Agreements, the Trustee is authorized to receive any funds for the benefit of Holders distributed under the Security Documents to the Collateral Agent with respect to the Note Obligations, and to apply such funds as provided in this Indenture and the Security Documents.

SECTION 12.09.	Powers Exercisable by Receiver or Collateral Agent.

In case any Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 12 upon the Company or any Guarantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or any Guarantor, as applicable, or of any officer or officers thereof required by the provisions of this Article 12.

SECTION 12.10.	Appointment and Authorization of Collateral Agent.

(a) The Bank of New York Mellon is hereby designated and appointed as the Collateral Agent of the Secured Parties under the Security Documents, and is authorized as the Collateral Agent for the Secured Parties to execute and enter into each of the Security Documents and all other instruments relating to the Security Documents and (i) to take action and exercise such powers as are expressly required or permitted hereunder and under the Security Documents and all instruments relating hereto and thereto and (ii) to exercise such powers and perform such duties as are in each case, expressly delegated to the Collateral Agent by the terms hereof and thereof together with such other powers as are reasonably incidental hereto and thereto.

(b) Notwithstanding any provision to the contrary elsewhere in this Indenture or the Security Documents, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein or therein or any fiduciary relationship with any other Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or any Security Document or otherwise exist against the Collateral Agent.

(c) The Collateral Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or under the Security Documents in good faith and in accordance with the advice or opinion of such counsel.

ARTICLE 13

MISCELLANEOUS

SECTION 13.01.	[Reserved].

SECTION 13.02.	Notices.

Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company or any Guarantor:
Cenveo Corporation
c/o Cenveo, Inc.
200 First Stamford Place, 2nd Floor
Stamford, Connecticut 06902
Telephone.: 203-595-3000
Attention: Ian Scheinmann, Senior Vice President, Legal Affairs

If to the Trustee:
The Bank of New York Mellon
101 Barclay Street, Floor 7W
New York, New York 100286
                                                Telecopier No: (212) 815-5704
Attention:  Corporate Trust Administration

The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing.  If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding that such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Notwithstanding anything to the contrary contained herein, as long as the Notes are in the form of Global Notes, notice to the Holders may be made electronically in accordance with procedures of the Depositary.

SECTION 13.03.	Communication by Holders of Notes with Other Holders of Notes.

The Trustee is subject to TIA Section 312(b), and Holders may communicate pursuant thereto with other Holders with respect to their rights under this Indenture, the Security Documents or the Notes.  The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 13.04.	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantors shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.05.	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than Officers’ Certificates delivered pursuant to Section 4.03) shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 13.06.	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07.	No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder or other owner of Capital Stock of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

SECTION 13.08.	Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES.

SECTION 13.09.	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture or the Note Guarantees.

SECTION 13.10.	Successors.

All agreements of the Company and the Guarantors in this Indenture, the Notes and the Note Guarantees shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.11.	Severability.

In case any provision in this Indenture, the Notes or the Note Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12.	Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.13.	Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.14.	Record Date for Voting by or Consent of Holders.

In any instance in which the Holders shall be entitled to vote or consent to any matter, the record date for such vote or consent shall be the date specified in TIA Section 316(c), unless otherwise provided herein.

SECTION 13.15.	Intercreditor Agreements.

The Trustee, the Collateral Agent, the Holders, the Company and the Guarantors are bound by the terms of the Intercreditor Agreements and the other Security Documents.

SECTION 13.16.	Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTORS, THE COLLATERAL AGENT AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 13.17.	Conversion of Currency.

The Company and the Guarantors covenant and agree that the following provisions shall apply to conversion of currency in the case of the Notes, this Indenture, the Security Documents and any other Notes documents:

(a) If, for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “judgment currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).  If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company or the Guarantors, as the case may be, shall pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

(b) In the event of the winding-up of the Company at any time while any amount or damages owing under the Notes and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in U.S. Dollars or Canadian Dollars, as the case may be, due or contingently due under the Notes, this Indenture, the Security Documents or any other Notes documents (other than under this paragraph (b)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up.  For the purpose of this paragraph (b), the final date for the filing of proofs of claim in the winding-up of the Company shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c) The obligations contained in paragraph (a) and (b) of this Section 13.17 shall constitute obligations of the Company separate and independent from its other respective obligations under the Notes, this Indenture, the Security Documents and any other Notes documents, shall give rise to separate and independent causes of action against the Company, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or any of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company for a liquidated sum in respect of amounts due hereunder (other than under paragraph (b) above) or under any such judgment or order.  Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or the liquidator or otherwise or any of them.  In the case of paragraph (b) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(d) The term “rate(s) of exchange” shall mean the rate of exchange quoted by Royal Bank of Canada at its central foreign exchange desk in its head office in Montréal at 12:00 noon (Montréal, Canada time) for purchases of the Base Currency with the judgment currency other than the Base Currency referred to in Subsections (a) and (b) above and includes any premiums and costs of exchange payable.

(e) The Trustee shall have no duty or liability with respect to monitoring or enforcing this Section 13.17.

SECTION 13.18.	Currency Equivalent.

Except as provided in Section 13.17, for purposes of the construction of the terms of this Indenture, the Notes or the other Notes documents, in the event that any amount is stated herein in the currency of one nation (the “First Currency”), as of any date such amount shall also be deemed to represent the amount in the currency of any other relevant nation which is required to purchase such amount in the First Currency at the rate of exchange quoted by Royal Bank of Canada at its central foreign exchange desk in its head office in Montréal, Canada at 12:00 noon (Montréal, Canada time) on the date of determination.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Indenture as of the date first written above.

CENVEO CORPORATION

By:	/s/ Scott J. Goodwin
Name: Scott J. Goodwin
Title: Chief Financial Officer

Each entity listed on Schedule A hereto

By:	/s/ Scott J. Goodwin
Name: Scott J. Goodwin
Title: Chief Financial Officer

THE BANK OF NEW YORK MELLON, as Trustee and as Collateral Agent

By:	/s/ Laurence J. O'Brien
Name: Laurence J. O'Brien
Title: Vice President

SCHEDULE OF GUARANTORS

Cenveo, Inc.
CNMW Investments, Inc.
Cenveo Commercial Ohio, LLC
Cenveo Government Printing, Inc.
Cenveo Services, LLC
Discount Labels, LLC
Cenveo Omemee LLC
Colorhouse China, Inc.
RX JV Holding, Inc.
CRX JV, LLC
CRX Holding, Inc.
RX Technology Corp.
Cadmus Printing Group, Inc.
Washburn Graphics, Inc.
Cadmus Journal Services, Inc.
Cadmus Financial Distribution, Inc.
Garamond/Pridemark Press, Inc.
Cadmus Delaware, Inc.
Cadmus UK, Inc.
Expert Graphics, Inc.
Cadmus Marketing Group, Inc.
Cadmus Marketing, Inc.
Cadmus/O’Keefe Marketing, Inc.
Old TSI, Inc.
Port City Press, Inc.
Cadmus International Holdings, Inc.
CDMS Management, LLC
Vaughan Printers Incorporated
VSUB Holding Company
Cenveo CEM, LLC
Cenveo CEM, Inc.
Madison/Graham ColorGraphics, Inc.
Madison/Graham ColorGraphics Interstate Services, Inc.
Commercial Envelope Manufacturing Co. Inc.
Rex 2010, LLC
136 Eastport Road, LLC
Lightning Labels, LLC
Nashua Corporation
Nashua International, Inc.
CMS Gilbreth Packaging Systems, Inc.
Impaxx, Inc.
Envelope Product Group, LLC
Cenveo McLaren Morris and Todd Company

EXHIBIT A
(Face of Note)
CUSIP/CINS:  [          ]1

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH

______________________

1	For 144A Note, enter 144A CUSIP number; for Reg S Note, enter Reg S CUSIP number.

REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR, IN THE CASE OF RULE 144A NOTES, AND 40 DAYS, IN THE CASE OF REGULATION S NOTES, AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (1) PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (2) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

CANADIAN RESALES LEGEND

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) JUNE 26, 2014 AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

6.000% Senior Priority Secured Notes due 2019

No.[  ]                                                  $[                    ]

CENVEO CORPORATION

promises to pay to Cede & Co.

or registered assigns,

the principal sum of [                                                                                                ]

_________________________

on August 1, 2019.

Interest Payment Dates:  February 1 and August 1

Record Dates:  January 15 and July 15

Dated:  [                                ]

CENVEO CORPORATION

By:
Name: Robert G. Burton, Sr.
Title: Chief Executive Officer

By:
Name: Scott J. Goodwin
Title: Chief Financial Officer

This is one of the Notes referred to in the within-mentioned Indenture: THE BANK OF NEW YORK MELLON as Trustee

Dated:

By:
Authorized Signatory

(Back of Note)

6.000% Senior Priority Secured Notes due 2019

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.           Interest.  Cenveo Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 6.000% per annum from June 26, 2014 until maturity.  The Company will pay interest semi-annually in arrears on each February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be August 1, 2014.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate that is 1% per annum in excess of the interest rate on this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.           Method of Payment.  The Company will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.           Paying Agent and Registrar.  Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of the Guarantors may act in any such capacity.

4.           Indenture.  The Company issued the Notes under an Indenture dated as of June 26, 2014 (the “Indenture”) among the Company, the Guarantors and the Trustee.  This Note is one of a duly authorized issue of notes of the Company designated as its 6.000% Senior Priority Secured Notes due 2019, which may be issued under the Indenture.  The Company shall be entitled to issue Additional Notes pursuant to the Indenture.  The Notes and any Additional Notes issued in accordance with the Indenture are treated as a single class of securities under the Indenture unless otherwise specified.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are senior secured obligations of the Company.

5.           Optional Redemption.  Except as provided below, the Notes may not be redeemed prior to their final maturity at the option of the Company.

(a) The Notes may be redeemed, in whole or in part, at any time on or after February 1, 2019, at the option of the Company, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to but not including the applicable redemption date.

(b) Prior to February 1, 2019, the Notes may be redeemed, in whole or in part, at the option of the Company, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(c) In addition, prior to August 1, 2017, the Company may at its option on any one or more occasions redeem the Notes (including Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (including Additional Notes, if any) originally issued under the Indenture at a redemption price of 106.000% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(i)  at least 65% of such aggregate principal amount of the Notes (including Additional Notes, if any) originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption (other than Notes held directly or indirectly by the Parent Company, the Company and its Affiliates); and

(ii) each such redemption must occur within 90 days of the date of the closing of such Equity Offering.

6.           Mandatory Redemption.

The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.           Repurchase At Option of Holder.

(a)           If there is a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof (provided, however that no Notes will be purchased in part if such Note would have a remaining principal amount of less than $2,000) of each Holder’s Notes (the “Change of Control Offer”) at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Change of Control Payment”).  Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)           If the Parent Company or any of its Restricted Subsidiaries consummate an Asset Sale or an Event of Loss offer, the Company shall, if required by Section 4.07 or Section 4.19, as the case may be, of the Indenture, promptly commence an offer to all Holders of Notes (an “Offer”) pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Net Proceeds or Net Loss Proceeds, as applicable, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase in accordance with the procedures set forth in the Indenture.  If the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or $1,000 integral multiples thereof, shall be purchased).  Holders of Notes that are the subject of an offer to purchase will receive an Offer from the Company at least twenty Business Days prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

8.           Notice of Redemption.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed by first class mail to its registered address.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption.

9.           Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption or during the period between a record date and the corresponding Interest Payment Date.

10.           Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

11.           Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture, the Security Documents, the Guarantees or the Notes may be amended or supplemented, and any existing default or compliance with any provision of the Indenture, the Security Documents, the Guarantees or the Notes may be waived, with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes.  Without the consent of any Holder of a Note, the Indenture, the Security Documents, the Guarantees, or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Notes in case of a merger, amalgamation or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

12.           Defaults and Remedies.  Events of Default include:  (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Parent Company or any of its Restricted Subsidiaries to comply with Sections 4.06 and 5.01 of the Indenture; (iv) failure by the Parent Company or any of its Restricted Subsidiaries to comply with any other agreements in the Indenture or the Notes for 60 days after notice to the Parent Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Parent Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Parent Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $35.0 million or more; (vi) the failure by the Parent Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $35.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Note Guarantee of a Guarantor shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; (viii) certain events of bankruptcy or insolvency with respect to the Parent Company or any Restricted Subsidiary that is a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; and (ix) with respect to any Collateral having a fair market value in excess of $10.0 million, individually or in the aggregate, (a) any default or breach by the Company or any Guarantor in the performance of its obligations under the Security Documents or the Indenture which adversely affects in any material respect the condition or value of the Collateral or the enforceability, validity, perfection or priority of the Notes Priority Liens, taken as a whole, and continuance of such default or breach for a period of 60 days after written notice thereof by the Trustee or the Holders of 25% in principal amount of the outstanding notes, or (b) any security interest created under the Security Documents or under the Indenture is declared invalid or unenforceable by a court of competent jurisdiction or (y) the Company or any Guarantor asserts, in any pleading in any court of competent jurisdiction, that any security interest in any Collateral is invalid or unenforceable.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Parent Company, Company, any Restricted Subsidiary constituting a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.  If an Event of Default occurs by reason of willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 of the Indenture, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in the Indenture or herein to the contrary notwithstanding.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.  The Parent Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13.           Trustee Dealings with Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14.           No Recourse Against Others.  A director, officer, employee, incorporator or stockholder of the Company or the Guarantors, as such, shall not have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

15.           Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.           Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18.           CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Cenveo Corporation
c/o Cenveo, Inc.
200 First Stamford Place, 2nd Floor
Stamford, Connecticut 06902
Telephone.:  203-595-3000
Attention:  Ian Scheinmann, Senior Vice President, Legal Affairs

ASSIGNMENT FORM

To assign this Note, fill in the form below:  (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. No.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:  ____________________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 3.09 or 4.06 of the Indenture, check the box below:

 ☐     Section 3.09                          ☐     Section 4.06

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 3.09 or Section 4.06 of the Indenture, state the amount you elect to have purchased:

$_______________

Date:  __________________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee:

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Cenveo Corporation
c/o Cenveo, Inc.
200 First Stamford Place, 2nd Floor
Stamford, Connecticut 06902

The Bank of New York Mellon
101 Barclay Street, Floor 7W
New York, New York 100286
Telecopier No: (212) 815-5704
Attention:  Corporate Trust Administration

Re:  6.000% Senior Priority Secured Notes due 2019

Reference is hereby made to the Indenture, dated as of June 26, 2014 (the “Indenture”), among Cenveo Corporation, as issuer (the “Company”), the Guarantors (as defined therein) and The Bank of New York Mellon, as trustee and collateral agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

________________, (the “Transferor”) owns and proposes to transfer the Notes[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $________ in such Note[s] or interests (the “Transfer”), to __________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.           ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Notes is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States and other jurisdictions.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.           ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the

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Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.           ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)           ☐ Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)           ☐ Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)           ☐ Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the

Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:__________, ____

ANNEX A TO CERTIFICATE OF TRANSFER

1.           The Transferor owns and proposes to transfer the following:

             [CHECK ONE OF (a) OR (b)]

(a)           ☐ a beneficial interest in the:

(i)           ☐ 144A Global Note (CUSIP ____), or

(ii)           ☐ Regulation S Global Note (CUSIP ____), or

(b)           ☐ a Restricted Definitive Note.

2.           After the Transfer the Transferee will hold:

             [CHECK ONE]

(a)           ☐ a beneficial interest in the:

(i)           ☐ 144A Global Note (CUSIP ____), or

(ii)           ☐ Regulation S Global Note (CUSIP ____), or

(iii)           ☐ Unrestricted Global Note (CUSIP ____); or

(b)           ☐ a Restricted Definitive Note; or

(c)           ☐ an Unrestricted Definitive Note.

in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Cenveo Corporation
c/o Cenveo, Inc.
200 First Stamford Place, 2nd Floor
Stamford, Connecticut 06902

The Bank of New York Mellon
101 Barclay Street, Floor 7W
New York, New York 100286
Telecopier No: (212) 815-5704
Attention:  Corporate Trust Administration

Re:  6.000% Senior Priority Secured Notes due 2019

Reference is hereby made to the Indenture, dated as of June 26, 2014 (the “Indenture”), among Cenveo Corporation, as issuer (the “Company”), the Guarantors (as defined therein) and The Bank of New York Mellon, as trustee and collateral agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

____________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $__________ in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.           Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)           ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)           ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend

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are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)           ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)           ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.           Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)           ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)           ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE]  ☐ 144A Global Note, ☐ Regulation S Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:
Name:
Title:

Dated:__________, ____

EXHIBIT D
GUARANTEE

Each of the undersigned hereto (hereinafter referred to as the “Guarantors”, which term includes any successor or additional Guarantor under the Indenture (the “Indenture”) referred to in the Note upon which this notation is endorsed) (i) has unconditionally guaranteed (a) the due and punctual payment of the principal of, premium and interest on the Notes, whether at maturity or interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of and (if lawful) interest on the Notes, (c) the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in the Indenture, and (d) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (ii) has agreed to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in accordance with the terms of the Indenture in enforcing any rights under this Guarantee.

No shareholder, officer, director, employee or incorporator, as such, past, present or future, of the Guarantors shall have any personal liability under this Guarantee by reason of his or its status as such shareholder, officer, director, employee or incorporator.

This Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

EACH ENTITY LISTED ON SCHEDULE I HERETO

By:
Name:
Title: Chief Financial Officer

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SCHEDULE I

Cenveo, Inc.
CNMW Investments, Inc.
Cenveo Commercial Ohio, LLC
Cenveo Government Printing, Inc.
Cenveo Services, LLC
Discount Labels, LLC
Cenveo Omemee LLC
Colorhouse China, Inc.
RX JV Holding, Inc.
CRX JV, LLC
CRX Holding, Inc.
RX Technology Corp.
Cadmus Printing Group, Inc.
Washburn Graphics, Inc.
Cadmus Journal Services, Inc.
Cadmus Financial Distribution, Inc.
Garamond/Pridemark Press, Inc.
Cadmus Delaware, Inc.
Cadmus UK, Inc.
Expert Graphics, Inc.
Cadmus Marketing Group, Inc.
Cadmus Marketing, Inc.
Cadmus/O’Keefe Marketing, Inc.
Old TSI, Inc.
Port City Press, Inc.
Cadmus International Holdings, Inc.
CDMS Management, LLC
Vaughan Printers Incorporated
VSUB Holding Company
Cenveo CEM, LLC
Cenveo CEM, Inc.
Madison/Graham ColorGraphics, Inc.
Madison/Graham ColorGraphics Interstate Services, Inc.
Commercial Envelope Manufacturing Co. Inc.
Rex 2010, LLC
136 Eastport Road, LLC
Lightning Labels, LLC
Nashua Corporation
Nashua International, Inc.
CMS Gilbreth Packaging Systems, Inc.
Impaxx, Inc.
Envelope Product Group, LLC
Cenveo McLaren Morris and Todd Company

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EXHIBIT E
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Cenveo Corporation
c/o Cenveo, Inc.
200 First Stamford Place, 2nd Floor
Stamford, Connecticut 06902

The Bank of New York Mellon
101 Barclay Street, Floor 7W
New York, New York 100286
Telecopier No: (212) 815-5704
Attention:  Corporate Trust Administration

Re:  6.000% Senior Priority Secured Notes due 2019

Reference is hereby made to the Indenture, dated as of June 26, 2014 (the “Indenture”), among Cenveo Corporation, as issuer (the “Company”), the Guarantors (as defined therein) and The Bank of New York Mellon, as trustee and collateral agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $__________ aggregate principal amount of:

(a)           ☐ a beneficial interest in a Global Note, or

(b)           ☐ a Definitive Note.

We confirm that;

1.           We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2.           We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (c) an “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably

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acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.           We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.  We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

4.           We are an “accredited investor” (as defined in Rule 501(a)(1), (2), (3), or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.           We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an “accredited investor”) as to each of which we exercise sole investment discretion.

6.           We are not, and will not transfer the Notes to, an entity holding “plan assets,” within the meaning of 29 C.F.R. 2510.3-101, of any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”) or any “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or (2) our purchase and holding of the Notes will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code (or any substantially similar applicable law).

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:           __________, ____

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